As filed with the Securities and Exchange Commission on October 17, 2008

                                                     1940 Act File No. 811-06071

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940                    /X/

                                AMENDMENT NO. 86                             /X/

                             DWS INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                       345 Park Avenue, New York, NY 10154
               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 295-1000
                         (Registrant's Telephone Number)

                                  John Millette
                                One Beacon Street
                                Boston, MA 02108
                     (Name and address of agent for service)

                                    Copy to:
                             Burton M. Leibert, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099

EXPLANATORY NOTE: This Registration Statement has been filed by DWS Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund Institutional, (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

                            DO NOT COPY OR CIRCULATE
Prospective
 Investor ------------------------------------       Copy # ------------------


                                                DAILY ASSETS FUND INSTITUTIONAL
                                       CONFIDENTIAL PRIVATE OFFERING MEMORANDUM


                                                                November 1, 2008





The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.



NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM (THE "PROSPECTUS") HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.



NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.





                                                Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group

CONTENTS





  3      The Fund's Main Investment
         Strategy
  5      The Main Risks of Investing in
         the Fund
  8      The Fund's Performance
         History
  9      How Much Investors Pay
 10      Who Manages and Oversees
         the Fund
 12      Financial Highlights


 13      Who Should Consider
         Investing in the Fund
 13      Buying and Selling Fund
         Shares
 15      Policies You Should Know
         About
 25      Understanding Distributions
         and Taxes
 27      Appendix

  fund number                            538

    DAILY ASSETS FUND INSTITUTIONAL



            THE FUND'S MAIN INVESTMENT STRATEGY

            The fund seeks a high level of current income consistent with liquidity and the preservation of capital by investing exclusively in high quality short-term money market securities.


            The fund pursues its objective by investing exclusively in higher quality short-term securities, as well as certain repurchase agreements that are backed by high-quality securities.

            Although major changes tend to be infrequent, the fund's Board could change the fund's investment objective without seeking shareholder approval.


            While the fund's Advisor gives priority to earning income and maintaining the value of the fund's principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

            The fund maintains a dollar-weighted average maturity of 90 days or less. The fund is managed in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended.

            The fund follows policies designed to maintain a stable share price:


            - Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The fund may also invest in securities that have features that have the effect of reducing their maturities to 397 days or less at the time of purchase.


            - The fund buys US government debt obligations, money market instruments and other debt obligations that at the time of purchase:


               - have received one of the two highest short-term ratings from two nationally recognized statistical rating organizations (NRSROs) or one NRSRO if that NRSRO is the only NRSRO that rates such obligations;



                                            Daily Assets Fund Institutional  | 3

               - are unrated, but are deemed by the Advisor to be of comparable quality to one of the two highest short-term ratings; or



               - have no short-term rating, but are rated in one of the top three highest long-term rating categories by a NRSRO or are deemed by the Advisor to be of comparable quality.



            Principal investments

            The fund may invest in high quality, short-term, US dollar denominated money market instruments paying a fixed, variable or floating interest rate. These include:

            - Debt obligations issued by US and foreign banks, financial institutions, corporations or other entities, including certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and US government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features which have the effect of shortening the security's maturity.

            - US government securities that are issued or guaranteed by the US Treasury, or by agencies or instrumentalities of the US government.

            - Repurchase agreements, which are agreements to buy securities at one price, with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

            - Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/ or principal.


            Under normal market conditions the fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions.

            The fund may invest up to 10% of its total assets in other money market mutual funds in accordance with applicable regulations.



4 | Daily Assets Fund Institutional

            Working in consultation with the portfolio managers, a credit team screens potential securities and develops a list of those that the fund may buy. The portfolio managers, looking for attractive yield and weighing considerations such as credit quality, economic outlooks and possible interest rate movements, then decide which securities on this list to buy. The portfolio managers may adjust the fund's exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.


            THE MAIN RISKS OF INVESTING IN THE FUND

            There are several risk factors that could reduce the yield you get from the fund or cause the fund's performance to trail that of other investments.

            INTEREST RATE RISK. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase in value when interest rates decline. To minimize such price fluctuations, the fund limits the dollar-weighted average maturity of the securities held by the fund to 90 days or less. Generally, the price of short-term investments fluctuates less than longer-term investments. Income earned on floating or variable rate securities may vary as interest rates decrease or increase.


            CREDIT RISK. A money market instrument's credit quality depends on the issuer's ability to pay interest on the security and repay the debt; the lower the credit rating, the greater the risk that the security's issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. To reduce credit risk, the fund only buys high quality securities. Also, the fund only buys securities with remaining maturities of 397 days (approximately 13 months) or less. This reduces the risk that the issuer's creditworthiness will change, or that the issuer will default on the principal and interest payments of the obligation. Additionally, some securities issued by US government agencies or instrumentalities are supported only by the credit of that agency or instrumentality. There is no guarantee that the US government will provide support to such agencies or instrumentalities and such securities may involve



                                            Daily Assets Fund Institutional  | 5
            risk of loss of principal and interest. Securities that rely on third party guarantors to raise their credit quality could fall in price or go into default if the financial condition of the guarantor deteriorates.


            MARKET RISK. Although individual securities may outperform the market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.


            SECURITY SELECTION RISK. While the fund invests in short-term securities, which by their nature are relatively stable investments, the risk remains that the securities in which the fund invests will not perform as expected. This could cause the fund's returns to lag behind those of similar money market mutual funds.

            REPURCHASE AGREEMENT RISK. A repurchase agreement exposes the fund to the risk that the party that sells the securities may default on its obligation to repurchase them. In this circumstance, the fund can lose money because:

            -  it cannot sell the securities at the agreed-upon time and price;
               or

            -  the securities lose value before they can be sold.

            The fund seeks to reduce this risk by monitoring the creditworthiness of the sellers with whom it enters into repurchase agreements. The fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.


            CONCENTRATION RISK. Because the fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, it may be vulnerable to setbacks in that industry. Banks and other financial institutions are highly dependent on short-term interest rates and can be adversely affected by downturns in the US and foreign economies or changes in banking regulations.



6 | Daily Assets Fund Institutional

            PREPAYMENT RISK. A bond issuer, such as an issuer of asset-backed securities, may retain the right to pay off a high yielding bond before it comes due. In that event, the fund may have to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the fund's income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.


            FOREIGN INVESTMENT RISK. The fund may invest in money market instruments of foreign issuers that are denominated in US dollars. Foreign investments involve certain special risks, such as unfavorable political and legal developments, limited financial information, regulatory risk and economic and financial instability.


            An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, this share price isn't guaranteed and you could lose money by investing in the fund.


            This prospectus doesn't tell you about every policy or risk of investing in the fund.

            If you want more information on the fund's allowable securities and investment practices and the characteristics and risks of each one, you may want to request a copy of the Statement of Additional Information (the back cover tells you how to do this).

            Keep in mind that there is no assurance that the fund will achieve its goal.

            The fund's Statement of Additional Information includes a description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings.


                                            Daily Assets Fund Institutional  | 7

THE FUND'S PERFORMANCE HISTORY

While a fund's past performance isn't necessarily a sign of how it will do in the future, it can be valuable for an investor to know.


The bar chart shows how the performance of the fund has varied from year to year, which may give some idea of risk. The table shows how the fund's returns over different periods average out. The "total return" of a fund is the change in the value of an investment in the fund over a given period. Average annual returns are calculated by averaging the year-by-year returns of the fund over a given period. All figures include the effects of the fund's expenses and assume reinvestment of dividends and distributions. As always, past performance is no guarantee of future results.

The 7-DAY YIELD, which is often referred to as the "current yield," is the income generated by the fund over a seven-day period. This amount is then annualized, which means that we assume the fund generates the same income every week for a year. To learn the current yield, investors may call (800) 730-1313.



Daily Assets Fund Institutional

ANNUAL TOTAL RETURN (%) AS OF 12/31 EACH YEAR -




 5.59      5.22      6.50      4.31      1.85      1.09      1.40      3.31      5.10     5.43
1998      1999      2000      2001      2002      2003      2004      2005      2006      2007







2008 TOTAL RETURN AS OF SEPTEMBER 30: 2.41%
FOR THE PERIODS INCLUDED IN THE BAR CHART:

BEST QUARTER: 1.67%, Q3 2000                WORST QUARTER: 0.24%, Q3 2003




AVERAGE ANNUAL TOTAL RETURNS (%) as of 12/31/2007





                                       1 YEAR      5 YEARS      10 YEARS
 Daily Assets Fund Institutional         5.43         3.25         3.96


8 | Daily Assets Fund Institutional

HOW MUCH INVESTORS PAY


The table below describes the fees and expenses that you may pay if you buy and hold fund shares. This information doesn't include any fees that may be charged by your financial advisor.



FEE TABLE
 SHAREHOLDER FEES, paid directly from
 your investment                                    None
______________________________________

 ANNUAL OPERATING EXPENSES, deducted
 from fund assets
______________________________________              _____
 Management Fee                                       0.10%
 Distribution/Service (12b-1) Fee                     None
 Other Expenses 1                                     0.11
 TOTAL ANNUAL OPERATING EXPENSES                      0.21
 Less Fee Waiver/Expense
 Reimbursement 2,3                                    0.09
 NET ANNUAL OPERATING EXPENSES 2,3                    0.12




1   "Other Expenses" include an administrative services fee paid to the Advisor in the amount of 0.10%.


2   From time to time, the Advisor may voluntarily waive or reimburse certain expenses. This voluntary waiver or reimbursement may be terminated at any time at the option of the Advisor.


3   Through October 31, 2009, the Advisor has contractually agreed to waive all or a portion of its management fee and reimburse or pay certain operating expenses excluding certain expenses such as extraordinary expenses, taxes, brokerage and interest to the extent necessary to maintain the total annual expenses of the fund at 0.12% of the fund's average daily net assets.


Based on the costs above (including one year of capped expenses in each period), this example helps you compare the expenses of the fund to those of other mutual funds. This example assumes operating expenses remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvested all dividends and distributions and sold your shares at the end of each period. This is only an example; actual expenses will be different.



                        1 YEAR      3 YEARS      5 YEARS      10 YEARS
 Daily Assets Fund
 Institutional            $12         $58          $109         $259




                                            Daily Assets Fund Institutional  | 9

WHO MANAGES AND OVERSEES THE FUND

           The investment advisor

           Deutsche Investment Management Americas Inc. ("DIMA" or the "Advisor"), with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the fund. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the fund and conducts research that leads to these purchase and sale decisions. The Advisor provides a full range of global investment advisory services to institutional and retail clients.


           DWS Investments is part of Deutsche Bank's Asset Management division and, within the US, represents the retail asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, DIMA and DWS Trust Company.


           Deutsche Asset Management is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world's major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.


           The Advisor is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.



10 | Who Manages and Oversees the Fund

           MANAGEMENT FEE. The Advisor receives a management fee from the fund. Below is the actual rate paid by the fund for the most recent fiscal year, as a percentage of the fund's average daily net assets.



FUND NAME                                         FEE PAID
  Daily Assets Fund Institutional                    0.00%*


           * Reflecting the effect of expense limitations and/or fee waivers then in effect.



           A discussion regarding the basis for the Board's approval of the fund's investment management agreement is contained in the shareholder report for the semi-annual period ended December 31 (see "Shareholder reports" on the back cover).


           Under a separate administrative services agreement between the fund and the Advisor, the fund pays the Advisor for providing most of the fund's administrative services.


           The portfolio managers

           A group of investment professionals is responsible for the day-to-day management of the fund. These investment professionals have a broad range of experience managing money market funds.


                                         Who Manages and Oversees the Fund  | 11

FINANCIAL HIGHLIGHTS

The financial highlights are designed to help you understand recent financial performance. The figures in the first part of the table are for a single share. The total return figures represent the percentage that an investor in the fund would have earned (or lost), assuming all dividends and distributions were reinvested. This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the fund's financial statements, is included in the fund's annual report (see "Shareholder reports" on the back cover).

Daily Assets Fund Institutional



YEARS ENDED JUNE 30,                   2008          2007          2006          2005          2004
SELECTED PER SHARE DATA
----------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING
OF PERIOD                            $  1.00       $  1.00       $  1.00       $  1.00       $  1.00
--------------------------------     -------       -------       -------       -------       -------
Income (loss) from investment operations:
  Net investment income                  .044          .053          .042          .022          .010
________________________________     ________      ________      ________      ________      ________
  Net realized and unrealized
  gain (loss)a                             -             -             -             -             -
--------------------------------     --------      --------      --------      --------      --------
  TOTAL FROM INVESTMENT
  OPERATIONS                             .044          .053          .042          .022          .010
________________________________     ________      ________      ________      ________      ________
Less distributions from:
  Net investment income               ( .044)       ( .053)       ( .042)       ( .022)       ( .010)
________________________________     ________      ________      ________      ________      ________
NET ASSET VALUE, END OF
PERIOD                               $  1.00       $  1.00       $  1.00       $  1.00       $  1.00
--------------------------------     --------      --------      --------      --------      --------
Total Return (%)b                       4.45          5.44          4.30          2.24          1.02
--------------------------------     --------      --------      --------      --------      --------

RATIOS TO AVERAGE NET ASSETS AND SUPPLEMENTAL DATA
----------------------------------------------------------------------------------------------------------
Net assets, end of period
($ millions)                           5,646         4,915         3,122         2,987         3,895
________________________________     ________      ________      ________      ________      ________
Ratio of expenses before
expense reductions (%)                   .21           .21           .13           .13           .14
________________________________     ________      ________      ________      ________      ________
Ratio of expenses after
expense reductions (%)                   .06           .04           .04           .02           .07
________________________________     ________      ________      ________      ________      ________
Ratio of net investment
income (%)                              4.23          5.31          4.25          2.26          1.03
--------------------------------     --------      --------      --------      --------      --------



a   Less than $.005 per share.

b   Total return would have been lower had certain expenses not been reduced.

12 | Financial Highlights

WHO SHOULD CONSIDER INVESTING IN THE FUND

           Shares of the fund are being offered for investment only to investors who qualify as both:

           - Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

           -  Institutional investors.

           Shares of the fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the fund.


           You should consider investing in the fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The fund is primarily sold to investors who use the fund to invest cash collateral received in connection with securities lending transactions.

           You should not consider investing in the fund if you seek capital growth. Although it provides a convenient means of diversifying short-term investments, the fund by itself does not constitute a balanced investment program.


BUYING and SELLING Fund Shares




           Three copies of a Subscription Agreement for use in subscribing to purchase shares of the fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Institutional Investor Service ("IIS"), 210 West 10th Street, Kansas City, MO 64105, and the purchase must be accepted by the fund's Placement Agent, DWS Investments Distributors, Inc. (the "Distributor").

           Our representatives are available to assist you personally Monday through Friday, 9:00 a.m. to 6:00 p.m., Eastern time each day the fund is open for business.



                                 Who Should Consider Investing in the Fund  | 13

           WIRE:


           BUYING: You may buy shares by wire only if your account is authorized to do so. Please note that you or your financial advisor must call the Service Center at (800) 730-1313 before 5:00 p.m. Eastern time to notify us in advance of a wire transfer purchase. After you inform the Service Center of the amount of your purchase, you will receive a trade confirmation number. Instruct your bank to send payment by wire using the wire instructions noted below. All wires must be received by the close of the Fed Wire System as provided under "Transaction Processing" below.




  BANK NAME:        State Street Bank Boston
  ROUTING NO:       011000028
  ATTN:             Deutsche Asset Management Funds
  DDA NO:           00058180
  FBO:              (Account name) (Account number)
  CREDIT:           (Fund name, Fund number and, if applicable, class
                    name) Refer to "The Fund's Main Investment
                    Strategy" above for the fund number.



           Refer to your account statement for the account name and number. Wire transfers normally take two or more hours to complete. Wire transfers may be restricted on holidays and at certain other times.


           SELLING: You may sell shares by wire only if your account is authorized to do so. You will be paid for redeemed shares by wire transfer of funds to your financial advisor or bank upon receipt of a duly authorized redemption request as promptly as feasible. For your protection, you may not change the destination bank account over the phone. To sell by wire, contact your financial advisor or the Service Center at (800) 730-1313 before 5:00 p.m. Eastern time. After you inform the Service Center of the amount of your redemption, you will receive a trade confirmation number. We must receive your order by 5:00 p.m. Eastern time to wire to your account the same business day.



14 | Buying and Selling Fund Shares

POLICIES YOU SHOULD KNOW ABOUT


           Along with the information on the previous pages, the policies below may affect you as a shareholder. Some of this information, such as the section on distributions and taxes, applies to all investors, including those investing through a financial advisor.


           If you are investing through a financial advisor or through a retirement plan, check the materials you received from them about how to buy and sell shares because particular financial advisors or other intermediaries may adopt policies, procedures or limitations that are separate from those described by the fund. Please note that a financial advisor may charge fees separate from those charged by the fund and may be compensated by the fund.

           In order to reduce the amount of mail you receive and to help reduce expenses, we generally send a single copy of any shareholder report and prospectus to each household. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact your financial advisor or call (800) 730-1313.


           Financial intermediary support payments


           The Advisor, DWS Investments Distributors, Inc. (the "Distributor") and/or their affiliates may pay additional compensation, out of their own assets and not as an additional charge to the fund, to selected financial advisors in connection with the sale and/or distribution of fund shares or the retention and/or servicing of fund investors and fund shares ("revenue sharing"). Such revenue sharing payments are in addition to any distribution or service fees payable under any Rule 12b-1 or service plan of the fund, any record keeping/sub-transfer agency/networking fees payable by the fund (generally through the Distributor or an affiliate) and/or the Distributor to certain financial advisors for performing such services and any sales charge, commissions, non-cash compensation arrangements expressly permitted under applicable rules of the Financial Industry Regulatory Authority or other concessions described in the fee table or elsewhere in this prospectus or the Statement of Additional Information as payable to all financial advisors. For example, the Advisor, the Distributor and/or their affiliates may compensate financial advisors for providing the fund with "shelf space" or access to a third party platform or fund offering list or



                                            Policies You Should Know About  | 15
           other marketing programs, including, without limitation, inclusion of the fund on preferred or recommended sales lists, mutual fund "supermarket" platforms and other formal sales programs; granting the Distributor access to the financial advisor's sales force; granting the Distributor access to the financial advisor's conferences and meetings; assistance in training and educating the financial advisor's personnel; and obtaining other forms of marketing support.


           The level of revenue sharing payments made to financial advisors may be a fixed fee or based upon one or more of the following factors: gross sales, current assets and/or number of accounts of the fund attributable to the financial advisor, the particular fund or fund type or other measures as agreed to by the Advisor, the Distributor and/or their affiliates and the financial advisors or any combination thereof. The amount of these revenue sharing payments is determined at the discretion of the Advisor, the Distributor and/or their affiliates from time to time, may be substantial, and may be different for different financial advisors based on, for example, the nature of the services provided by the financial advisor.


           The Advisor, the Distributor and/or their affiliates currently make revenue sharing payments from their own assets in connection with the sale and/or distribution of DWS Fund shares or the retention and/or servicing of investors and DWS Fund shares to financial advisors in amounts that generally range from .01% up to .50% of assets of the fund serviced and maintained by the financial advisor, .05% to .25% of sales of the fund attributable to the financial advisor, a flat fee of $13,350 up to $500,000, or any combination thereof. These amounts are subject to change at the discretion of the Advisor, the Distributor and/or their affiliates. Receipt of, or the prospect of receiving, this additional compensation may influence your financial advisor's recommendation of the fund or of any particular share class of the fund. You should review your financial advisor's compensation disclosure and/or talk to your financial advisor to obtain more information on how this compensation may have influenced your financial advisor's recommendation of the fund. Additional information regarding these revenue sharing payments is included in the fund's Statement of Additional Information, which is available to you on request at no charge (see the back cover of this prospectus for more information on how to request a copy of the Statement of Additional Information).



16 | Policies You Should Know About

           The Advisor, the Distributor and/or their affiliates may also make such revenue sharing payments to financial advisors under the terms discussed above in connection with the distribution of both DWS funds and non-DWS funds by financial advisors to retirement plans that obtain record keeping services from ADP, Inc. on the DWS Investments branded retirement plan platform (the "Platform") with the level of revenue sharing payments being based upon sales of both the DWS funds and the non-DWS funds by the financial advisor on the Platform or current assets of both the DWS funds and the non-DWS funds serviced and maintained by the financial advisor on the Platform.


           It is likely that broker-dealers that execute portfolio transactions for the fund will include firms that also sell shares of the DWS funds to their customers. However, the Advisor will not consider sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the DWS funds. Accordingly, the Advisor has implemented policies and procedures reasonably designed to prevent its traders from considering sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the fund. In addition, the Advisor, the Distributor and/or their affiliates will not use fund brokerage to pay for their obligation to provide additional compensation to financial advisors as described above.


           Policies about transactions


           To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means to you:
           When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

           We might request additional information about you (which may include certain documents, such as articles of incorporation for companies) to help us verify your identity and, in some cases, the information and/or documents may be required to conduct the verification. The information and documents will be used solely to verify your identity.


                                            Policies You Should Know About  | 17

           We will attempt to collect any missing required and requested information by contacting you or your financial advisor. If we are unable to obtain this information within the time frames established by the fund, then we may reject your application and order.

           The fund will not invest your purchase until all required and requested identification information has been provided and your application has been submitted in "good order." After we receive all the information, your application is deemed to be in good order and we accept your purchase, you will receive the net asset value per share next calculated.

           If we are unable to verify your identity within time frames established by the fund, after a reasonable effort to do so, you will receive written notification.

           With certain limited exceptions, only US residents may invest in the fund.

           Because orders placed through a financial advisor must be forwarded to the transfer agent before they can be processed, you'll need to allow extra time. Your financial advisor should be able to tell you approximately when your order will be processed. It is the responsibility of your financial advisor to forward your order to the transfer agent in a timely manner.


           TRANSACTION PROCESSING. Orders for the purchase of shares by wire transfer will normally be effective at the share price next computed after receipt of the wire transfer of the amount to be invested. If a wire transfer purchase order is received in good order before 5:00 p.m. Eastern time, it will normally receive the dividend for that day.

           Shareholders known to the fund may notify the Service Center in advance of their wire transfer purchase by calling the Service Center prior to the 5:00 p.m. Eastern time cut-off time and provide the amount of the order. The investor will receive a confirmation number for the trade. If the fund receives the wire transfer before the close of the Federal Funds wire system, the trade will be entitled to that day's dividend. If the fund does not receive the wire transfer by the close of the Federal Funds wire system, the trade may not receive the dividend for that day and, depending upon the circumstances, the trade may receive the dividend for the following business day or may be canceled or rejected and, in any case, the investor may be charged for any losses or fees that result, which may be paid by deductions



18 | Policies You Should Know About
           from their account or otherwise. The fund's Distributor may refuse to allow any investor to trade with the fund in this manner and may require that the wire transfer of purchase proceeds be received before the trade is considered in good order.

           Investments by check will be effective on the business day following receipt and will earn dividends the following business day. If you pay for shares by check and the check fails to clear, we have the right to cancel your order, hold you liable or charge you or your account for any losses or fees the fund or its agents have incurred.


           When selling shares, shareholders generally receive dividends up to, but not including, the business day following the day on which the shares were sold. To sell shares, you must state whether you would like to receive the proceeds by wire or check.

           In order to receive proceeds by wire, contact the Service Center before 5:00 p.m. Eastern time. After you inform the Service Center of the amount of your redemption, you will receive a trade confirmation number. If the fund receives a sell request before 5:00 p.m. Eastern time and the request calls for proceeds to be sent out by wire, the proceeds will normally be wired on the same day. However, the shares sold will not earn that day's dividend.

           As noted elsewhere in the prospectus, proceeds of a redemption may be delayed. The ability to receive "same day" wire redemption proceeds can be affected by a variety of circumstances including the time that the request is made, the level of redemption requests and purchase orders and general market conditions. Requests for same day wire that are received earlier in the day will be given priority over requests received later in the day in the event that it is necessary to limit the amount of same day wire redemptions.


           THE FUND DOES NOT ISSUE SHARE CERTIFICATES. However, if you currently have shares in certificated form, you must include the share certificates properly endorsed or accompanied by a duly executed stock power when exchanging or redeeming shares. You may not exchange or redeem shares in certificate form by telephone or via the Internet.

           THE FUND ACCEPTS PAYMENT FOR SHARES ONLY IN US DOLLARS by bank or Federal Funds wire transfer.




THE FOLLOWING SIDEBAR TEXT APPEARS NEXT TO THE PRECEDING PARAGRAPHS

If you ever have difficulty placing an order by phone or Internet, you can send us your order in writing.



                                            Policies You Should Know About  | 19

           SIGNATURE GUARANTEE. When you want to sell more than $100,000 worth of shares or send proceeds to a third party or to a new address, you'll usually need to place your order in writing and include a signature guarantee. However, if you want money wired to a bank account that is already on file with us, you don't need a signature guarantee. Also, generally you don't need a signature guarantee for an exchange, although we may require one in certain other circumstances.

           A signature guarantee is simply a certification of your signature - a valuable safeguard against fraud. You can get a signature guarantee from an eligible guarantor institution, including commercial banks, savings and loans, trust companies, credit unions, member firms of a national stock exchange or any member or participant of an approved signature guarantor program. Note that you can't get a signature guarantee from a notary public and we must be provided the original guarantee.

           SELLING SHARES OF TRUST ACCOUNTS AND BUSINESS OR ORGANIZATION ACCOUNTS may require additional documentation. Please call (800) 730-1313 or contact your financial advisor for more information.


           MONEY FROM SHARES YOU SELL is normally sent out within one business day of when your order is processed (not when it is received), although it could be delayed for up to seven days. There are circumstances when it could be longer, including, but not limited to, when you are selling shares you bought recently by check (the funds will be placed under a 10 calendar day hold to ensure good funds) or when unusual circumstances prompt the SEC to allow further delays. Certain expedited redemption processes (e.g., redemption proceeds by wire) may also be delayed or unavailable when you are selling shares recently purchased or in the event of the closing of the Federal Reserve wire payment system. The fund reserves the right to suspend or postpone redemptions as permitted pursuant to Section 22(e) of the Investment Company Act of 1940. Generally, those circumstances are when 1) the New York Stock Exchange is closed other than customary weekend or holiday closings; 2) trading on the New York Stock Exchange is restricted; 3) an emergency exists which makes the disposal of securities owned by the fund or the fair determination of the value of the fund's net assets not reasonably practicable; or 4) the SEC, by order, permits the suspension of the right of redemption.



20 | Policies You Should Know About

           Redemption payments by wire may also be delayed in the event of a non-routine closure of the Federal Reserve wire payment system. For additional rights reserved by the fund, please see "Other rights we reserve."

           You may obtain additional information about other ways to sell your shares by contacting your financial advisor.


           SHORT-TERM TRADING. Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders, the Advisor does not monitor or limit short-term or excessive trading activity in the fund and, accordingly, the Board of the fund has not approved any policies and procedures designed to limit this activity. However, the fund reserves the right to and may reject or cancel a purchase or exchange order into the fund for any reason, including if, in the opinion of the Advisor, there appears to be a pattern of short-term or excessive trading by an investor in another Deutsche Asset Management fund or DWS fund.


           ACCOUNT STATEMENTS. We or your financial advisor will generally furnish you with a written confirmation of every transaction that affects your account balance. You will also receive periodic statements reflecting the balances in your account.


           How the fund calculates share price

           To calculate net asset value, or NAV, each share class uses the following equation:


            TOTAL ASSETS - TOTAL LIABILITIES
           -----------------------------------------    =    NAV
               TOTAL NUMBER OF SHARES OUTSTANDING



           The price at which you buy and sell shares is based on the NAV per share next calculated after the order is received by the transfer agent.


           IN VALUING SECURITIES, we typically use amortized cost (the method used by most money market funds) to account for any premiums or discounts above or below the face value of any securities the fund buys, and round the per share NAV to the nearest whole cent.


           THE FUND IS OPEN FOR BUSINESS each day the New York Stock Exchange (the "Exchange") is open. Normally, the fund calculates its share price once every business day as of the close of regular trading on the Exchange (typically 4:00 p.m.



                                            Policies You Should Know About  | 21

           Eastern time, but sometimes earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading). In the event of scheduled partial day trading or unscheduled suspensions of trading on the Exchange, the calculation of share price shall be as of the close of trading on the Exchange. In such instances, the latest time for receipt of wire purchase transactions entitled to receive same day dividend treatment and for receipt of redemption orders for same day wire transfer of proceeds will be the earlier of
           (a) 5:00 p.m. Eastern time or (b) the early closing time of the Exchange. The fund seeks to maintain a stable $1.00 share price.

           The fund may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the Exchange is closed, or beyond an Exchange early closing time (referred to as a "Limited Trading Period") if: (a) the Federal Reserve system is open, (b) the primary trading markets for the fund's portfolio instruments are open and (c) the Advisor believes there will be adequate liquidity in the short-term markets. During any such Limited Trading Period, the fund will only accept purchase orders by wire with advance telephone notification and telephone redemption orders with proceeds to be sent by wire, ACH or check and will not accept orders by any other means. (Automated Telephone Line orders are not permitted.) If redemption proceeds are requested by ACH or check, the transmission of the ACH payment or the mailing of the check, as the case may be, will be delayed by at least one business day in comparison to normal trading periods. Orders submitted by other means will be processed on the next day that the Exchange is open. The calculation of share price will be as set forth in the prospectus for normal trading days. Orders must be submitted by the cut-off times for receipt of wire purchases entitled to that day's dividend and for receipt of telephone redemption orders for same day wire transfer, which will be the earlier of: (a) the times set forth in the prospectus for normal trading days or (b) such earlier times that the fund determines based on the criteria described above. If redemption proceeds are requested by ACH or check, orders must be received prior to the calculation of share price. Please call (877) 237-1131 for additional information about whether the fund will be open for business on a particular day. Information concerning the intention of the fund to be open for a Limited Trading Period



22 | Policies You Should Know About
           will be available at least one business day prior to the applicable day that the Exchange is closed or is closing early in the case of scheduled closings and as soon as practical in the case of unscheduled closings.



           Other rights we reserve

           You should be aware that we may do any of the following:

           -  withdraw or suspend the offering of shares at any time


           - withhold a portion of your distributions and redemption proceeds for federal income tax purposes if we have been notified by the IRS that you are subject to backup withholding or if you fail to provide us with the correct taxpayer ID number and certain certifications, including certification that you are not subject to backup withholding


           - reject a new account application if you don't provide any required or requested identifying information, or for any other reason


           - refuse, cancel, limit or rescind any purchase or exchange order, without prior notice; freeze any account (meaning you will not be able to purchase fund shares in your account); suspend account services; and/or involuntarily redeem your account if we think that the account is being used for fraudulent or illegal purposes; one or more of these actions will be taken when, at our sole discretion, they are deemed to be in the fund's best interests or when the fund is requested or compelled to do so by governmental authority or by applicable law

           - close and liquidate your account if we are unable to verify your identity, or for other reasons; if we decide to close your account, your fund shares will be redeemed at the net asset value per share next calculated after we determine to close your account (less applicable redemption fee, if any); you may recognize a gain or loss on the redemption of your fund shares and you may incur a tax liability

           - pay you for shares you sell by "redeeming in kind," that is, by giving you securities (which typically will involve brokerage costs for you to liquidate) rather than cash; the fund generally won't make a redemption in kind unless your requests over a 90-day period total more than $250,000 or 1% of the value of the fund's net assets, whichever is less


                                            Policies You Should Know About  | 23

            - change, add or withdraw various services, fees and account policies (for example, we may adjust the fund's investment minimums at any time)


24 | Policies You Should Know About

UNDERSTANDING DISTRIBUTIONS AND TAXES

           DISCLAIMER. The Treasury Department has promulgated regulations which require the following statements. First, prospective investors should consult their own tax advisors with respect to the federal, state and local tax aspects of an investment in the fund based on their particular circumstances. Second, the statements of tax consequences set forth below (i) were written to support the marketing of shares in the fund; and (ii) were not intended or written to be used, and they cannot be used, by the fund or any taxpayer for the purpose of avoiding certain penalties that may be imposed with respect to tax deficiencies.

           The fund intends to distribute to its shareholders virtually all of its net earnings. The fund can earn money in two ways: by receiving interest, dividends or other income from securities it holds and by selling securities for more than it paid for them. (The fund's earnings are separate from any gains or losses stemming from your own purchase and sale of shares.) The fund may not always pay a dividend or distribution for a given period.

           THE FUND'S INCOME DIVIDENDS ARE DECLARED DAILY AND PAID MONTHLY TO SHAREHOLDERS. The fund may take into account capital gains and losses in its daily dividend declarations. The fund may make additional distributions for tax purposes if necessary.


           Dividends or distributions declared and payable to shareholders of record in the last quarter of a given calendar year are treated for federal income tax purposes as if they were received on December 31 of that year, provided such dividends or distributions are paid by the end of the following January.

           For federal income tax purposes, income and capital gains distributions are generally taxable to shareholders. However, dividends and distributions received by retirement plans qualifying for tax exemption under federal income tax laws generally will not be taxable.




THE FOLLOWING SIDEBAR TEXT APPEARS NEXT TO THE PRECEDING PARAGRAPHS

Because each shareholder's tax situation is unique, ask your tax professional about the tax consequences of your investments, including any state and local tax consequences.

                                     Understanding Distributions and Taxes  | 25

           YOU CAN CHOOSE HOW TO RECEIVE YOUR DIVIDENDS AND DISTRIBUTIONS. You can have them all automatically reinvested in fund shares (at NAV), all sent to you by check or wire, have one type reinvested and the other sent to you by check or have them invested in another fund. Tell us your preference on your application. If you don't indicate a preference, your dividends and distributions will all be reinvested.



           Distributions are treated the same for federal income tax purposes whether you receive them in cash or reinvest them in additional shares. For federal income tax purposes, an exchange is treated the same as a sale.


           Because the fund seeks to maintain a stable share price, you are unlikely to have capital gains or losses when you sell fund shares.

           Certain shareholders of the fund will be required to include as income their allocated share of fund expenses, even though no such distribution will be made. Such shareholders will generally be allowed a deduction for such expenses to the extent such shareholders' itemized deductions (including their allocable share of fund expenses) exceeds 2% of their adjusted gross income. For more information, see the Statement of Additional Information, under "Taxes."


           For federal income tax purposes, distributions of net investment income are taxable as ordinary income. The fund does not expect to make distributions that are eligible for taxation as long-term capital gains or as qualified dividend income.


           Your fund will send you detailed federal income tax information every January. These statements tell you the amount and the federal income tax classification of any dividends or distributions you received. They also have certain details on your purchases and sales of shares.

           The above discussion is applicable to shareholders who are US persons. If you are a non-US person, please consult your own tax advisor with respect to the US tax consequences to you of an investment in the fund.


26 | Understanding Distributions and Taxes

APPENDIX
--------------------------------------------------------------------------------
           Hypothetical Expense Summary



           Using the annual fund operating expense ratios presented in the fee tables in the fund prospectus, the Hypothetical Expense Summary shows the estimated fees and expenses, in actual dollars, that would be charged on a hypothetical investment of $10,000 in the fund held for the next 10 years and the impact of such fees and expenses on fund returns for each year and cumulatively, assuming a 5% return for each year. The historical rate of return for the fund may be higher or lower than 5% and, for money funds, is typically less than 5%. The tables also assume that all dividends and distributions are reinvested and that, where applicable, Class B shares convert to Class A shares after six years. The annual fund expense ratios shown are net of any contractual fee waivers or expense reimbursements, if any, for the period of the contractual commitment. The tables reflect the maximum initial sales charge, if any, but do not reflect any contingent deferred sales charge or redemption fees, if any, which may be payable upon redemption. If contingent deferred sales charges or redemption fees were shown, the "Hypothetical Year-End Balance After Fees and Expenses" amounts shown would be lower and the "Annual Fees and Expenses" amounts shown would be higher. Also, please note that if you are investing through a third party provider, that provider may have fees and expenses separate from those of the fund that are not reflected here. Mutual fund fees and expenses fluctuate over time and actual expenses may be higher or lower than those shown.


           The Hypothetical Expense Summary should not be used or construed as an offer to sell, a solicitation of an offer to buy or a recommendation or endorsement of any specific mutual fund. You should carefully review the fund's prospectus to consider the investment objectives, risks, expenses and charges of the fund prior to investing.


                                                                  Appendix  | 27

Daily Assets Fund Institutional




              MAXIMUM           INITIAL HYPOTHETICAL                 ASSUMED RATE
           SALES CHARGE:             INVESTMENT:                      OF RETURN:
               0.00%                   $10,000                            5%
                                                              HYPOTHETICAL
             CUMULATIVE        ANNUAL       CUMULATIVE          YEAR-END
           RETURN BEFORE        FUND       RETURN AFTER      BALANCE AFTER      ANNUAL FEES
              FEES AND        EXPENSE        FEES AND           FEES AND            AND
YEAR          EXPENSES         RATIOS        EXPENSES           EXPENSES         EXPENSES
   1            5.00%        0.12%              4.88%       $ 10,488.00         $  12.29
   2           10.25%        0.21%              9.90%       $ 10,990.38         $  22.55
   3           15.76%        0.21%             15.17%       $ 11,516.81         $  23.63
   4           21.55%        0.21%             20.68%       $ 12,068.47         $  24.76
   5           27.63%        0.21%             26.47%       $ 12,646.55         $  25.95
   6           34.01%        0.21%             32.52%       $ 13,252.32         $  27.19
   7           40.71%        0.21%             38.87%       $ 13,887.11         $  28.50
   8           47.75%        0.21%             45.52%       $ 14,552.30         $  29.86
   9           55.13%        0.21%             52.49%       $ 15,249.35         $  31.29
  10           62.89%        0.21%             59.80%       $ 15,979.80         $  32.79
  TOTAL                                                                         $ 258.81




28 | Appendix

TO GET MORE INFORMATION

SHAREHOLDER REPORTS - These include commentary from the fund's management team about recent market conditions and the effects of the fund's strategies on its performance. They also have detailed performance figures, a list of everything the fund owns, and its financial statements. Shareholders get these reports automatically.

STATEMENT OF ADDITIONAL INFORMATION (SAI) - This tells you more about the fund's features and policies, including additional risk information. The SAI is incorporated by reference into this document (meaning that it's legally part of this prospectus).


For a free copy of any of these documents or to request other information about the fund, call (800) 730-1313, or contact Deutsche Asset Management at the address listed below. The fund's SAI and shareholder reports are also available through the DWS Investments Web site at www.dws-investments.com. These documents and other information about the fund are available from the EDGAR Database on the SEC's Internet site at www.sec.gov. If you like, you may obtain copies of this information, after paying a copying fee, by e-mailing a request to publicinfo@sec.gov or by writing the SEC at the address listed below. You can also review and copy these documents and other information about the fund, including the fund's SAI, at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the SEC's Public Reference Room may be obtained by calling (800) SEC-0330.




DEUTSCHE ASSET
MANAGEMENT           SEC                     DISTRIBUTOR
-----------------    --------------------    ------------------------------
PO Box 219210        100 F Street, N.E.      DWS Investments Distributors,
Kansas City, MO      Washington, D.C.        Inc.
64121-9210           20549-0102              222 South Riverside Plaza
WWW.DWS-             WWW.SEC.GOV             Chicago, IL 60606-5808
INVESTMENTS.COM      (800) SEC-0330          (800) 621-1148
(800) 730-1313





SEC FILE NUMBER:
DWS Institutional Funds        Daily Assets Fund Institutional    811-06071






(11/1/08) IDAF-1        [RECYCLE GRAPHIC APPEARS HERE]

                                                        DO NOT COPY OR CIRCULATE

Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION


                                                                NOVEMBER 1, 2008


DWS Institutional Funds
Daily Assets Fund Institutional

DWS Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information ("SAI") relates to Daily Assets Fund Institutional (the "Fund"), a series of the Trust.


Shares of the Fund are sold by DWS Investments Distributors, Inc. ("DIDI" or the "Distributor"), the Trust's Distributor (and the Fund's Placement Agent). Deutsche Investment Management Americas Inc. ("DIMA" or the "Advisor"), serves as the Fund's investment advisor.


THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.


The Fund's Confidential Private Offering Memorandum, referred to in this SAI as the "prospectus", which may be amended from time to time, is dated November 1, 2008. The Prospectus provides the basic information investors should know before investing, and may be obtained without charge by calling the Fund at 1-800-730-1313. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Prospectus. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund's Prospectus.

The Fund's audited Annual Report dated June 30, 2008, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report, Semi-Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Deutsche Asset Management c/o DWS Investments, P.O. Box 219210, Kansas City, Missouri 64121-9210, 1-800-730-1313.


                               Investment Advisor
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                                  Administrator
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.


                                 Transfer Agent
                         DWS INVESTMENTS SERVICE COMPANY

                         Distributor and Placement Agent
                       DWS INVESTMENTS DISTRIBUTORS, INC.
                            222 South Riverside Plaza
                             Chicago, IL 60606-5808




                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----


INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS........................2

         Investment Objective.................................................2
         Investment Policies..................................................2
         Additional Risk Factors..............................................5
         Portfolio Holdings Information.......................................6
         Investment Restrictions.............................................10
         Additional Investment Limitations...................................11
         Portfolio Turnover..................................................11

PORTFOLIO TRANSACTIONS.......................................................12

NET ASSET VALUE..............................................................16

PURCHASE AND REDEMPTION INFORMATION..........................................17

DISTRIBUTOR..................................................................25

TRUSTEES AND OFFICERS........................................................25

MANAGEMENT OF THE FUND.......................................................44

         Investment Advisor..................................................44
         Administrator.......................................................46
         Code of Ethics......................................................47

SERVICE PROVIDERS............................................................47

         Custodian...........................................................47
         Transfer Agent......................................................47
         Independent Registered Public Accounting Firm.......................48
         Counsel.............................................................48

ORGANIZATION OF THE TRUST....................................................48

TAXES........................................................................50

PROXY VOTING GUIDELINES......................................................53

FINANCIAL STATEMENTS.........................................................55

APPENDIX A - PROXY VOTING GUIDELINES.........................................56

APPENDIX B - RATINGS OF INVESTMENTS..........................................63



             INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

Investment Objective

The Fund's investment objective is a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that the Fund will achieve its investment objective.

Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund. The Fund may engage in certain practices not described herein.

Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in US dollars. The Advisor, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will determine that all securities purchased by the Fund present minimal credit risks. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Obligations of Banks and Other Financial Institutions. For purposes of the Fund's investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of US banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If the Advisor, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in US dollar-denominated obligations of foreign banks or foreign branches of US banks, which may include banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of US domestic banks because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations. Foreign branches of US banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of US banks. Obligations of domestic and foreign financial institutions in which the Fund may invest include (but are not limited to) certificates of deposit, bankers' acceptances, bank time deposits, commercial paper, and other US dollar-denominated instruments issued or supported by the credit of US or foreign financial institutions, including banks.


Commercial Paper. Commercial paper obligations in which the Fund may invest are short-term, secured or unsecured negotiable promissory notes of US or foreign corporations and special vehicles that at the time of purchase meet the rating criteria described in the prospectus. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of US banks.

Variable Rate Master Demand Notes. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the Advisor, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth in the prospectus for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)

US Government Obligations. The Fund may invest in direct obligations issued by the US Treasury or in obligations issued or guaranteed by the US Treasury or by agencies or instrumentalities of the US government ("US Government Obligations"). Certain short-term US Government Obligations, such as those issued by the Government National Mortgage Association ("GNMA"), are supported by the "full faith and credit" of the US government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the US Treasury; others, are solely the obligations of the issuing entity but are supported by the discretionary authority of the US government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the US government would provide financial support to US government-sponsored instrumentalities if it is not obligated to do so by law.


Examples of the types of US Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct US Treasury obligations, the obligations of the Federal Housing Administration ("FHA"), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.


Other Debt Obligations. The Fund may invest in deposits, euro-time deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the short-term rating requirements described in the Fund's current prospectus, or if there are no such short-term ratings, are determined by the Advisor, acting under the supervision of the Board of Trustees of the Trust, to be of comparable quality and are rated in the top three highest long-term rating categories by the nationally recognized statistical rating organizations (NRSROs) rating such security.


Asset-Backed Securities/Mortgage-Backed Securities. The Fund may also invest in securities generally referred to as asset-backed securities or mortgage-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or a pool of mortgages. Asset-backed and mortgage-backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed or mortgage-backed security and its yield varies with the prepayment rate and loss experience of the underlying assets.


Mortgage-backed securities may be issued or guaranteed by GNMA, Federal National Mortgage Association ("FNMA") (also known as Fannie Mae) and the Federal Home Loan Mortgage Corporation ("FHLMC") (also known as Freddie Mac), but also may be issued or guaranteed by other issuers, including private companies. GNMA is a government-owned corporation that is an agency of the U.S. Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-backed securities. Until recently, FNMA and FHLMC were government-sponsored corporations owned entirely by private stockholders. Both issue mortgage-related securities that contain guarantees as to timely payment of interest and principal but that are not backed by the full faith and credit of the U.S. government. The value of the companies' securities fell sharply in 2008 due to concerns that the firms did not have sufficient capital to offset losses. In mid-2008, the U.S. Treasury was authorized to increase the size of home loans that FNMA and FHLMC could purchase in certain residential areas and, until 2009, to lend FNMA and FHLMC emergency funds and to purchase the companies' stock. More recently, in September 2008, the U.S. Treasury announced that FNMA and FHLMC had been placed in conservatorship by the Federal Housing Finance Agency ("FHFA"), a newly created independent regulator. In addition to placing the companies in conservatorship, the U.S. Treasury announced three additional steps that it intended to take with respect to FNMA and FHLMC. First, the U.S. Treasury has entered into preferred stock purchase agreements ("PSPAs") under which, if the FHFA determines that FNMA's or FHLMC's liabilities have exceeded its assets under generally accepted accounting principles, the U.S. Treasury will contribute cash capital to the company in an amount equal to the difference between liabilities and assets. The PSPAs are designed to provide protection to the senior and subordinated debt and the mortgage-backed securities issued by FNMA and FHLMC. Second, the U.S. Treasury established a new secured lending credit facility that is available to FNMA and FHLMC until December 2009. Third, the U.S. Treasury initiated a temporary program to purchase FNMA and FHLMC mortgage-backed securities, which is expected to continue until December 2009. No assurance can be given that the U.S. Treasury initiatives discussed above with respect to the debt and mortgage-backed securities issued by FNMA and FHLMC will be successful.


Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers deemed creditworthy by the Advisor. Under the terms of a typical repurchase agreement, the Fund would acquire US Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. The Advisor reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger-than-anticipated redemption requests, and not for leverage, by, among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, US Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued and Delayed-Delivery Securities. To secure prices deemed advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.


Investment in Other Investment Companies. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC or rules under the Investment Company Act of 1940, as amended (the "1940 Act")). Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or most of its investable assets in another registered investment company with substantially the same investment objective, policies and restrictions as the Fund. See "Master-Feeder Fund Structure."


Illiquid Securities. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by the Fund, the Fund will normally sell the security as soon as is reasonably practicable unless it would not be in the best interests of shareholders to do so.


Impact of Large Redemptions and Purchases of Fund Shares. From time to time, shareholders of the Fund (which may include affiliated and/or non-affiliated registered investment companies that invest in the Fund) may make relatively large redemptions or purchases of Fund shares. These transactions may cause the Fund to have to sell securities or invest additional cash, as the case may be. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on the Fund's performance to the extent that the Fund may be required to sell securities or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income if sales of securities resulted in capital gains or other income and could also increase transaction costs, which may impact the Fund's expense ratio.





Credit Enhancement. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7 under the 1940 Act, the Fund may have more than 25% of its total assets invested in securities issued or credit-enhanced by banks or other financial institutions.


Funding Agreements. The Fund may invest in highly rated insurance company funding agreements. Funding agreements are contracts issued by insurance companies that provide investors the right to receive a variable rate of interest and the full return of principal at maturity. Funding agreements also include a put option that allows the Fund to terminate the agreement at a specified time to the insurance company prior to maturity. The Fund will purchase funding agreements with unconditional puts of 30 or 90 days or less. Funding agreements generally offer a higher yield than other variable securities with similar credit ratings. The primary risk of a funding agreement is the credit quality of the insurance company that issues it. The Fund will only purchase funding agreements with counterparty ratings of A1+ by S&P or P1 by Moody's. Funding agreements are considered `illiquid' securities and will count towards the 10% maximum limit that may be held by the Fund.

Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:

It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund's institutional investors receive in connection with their participation in the Deutsche Bank's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period that may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and Deutsche Bank permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and Deutsche Bank in such a manner as to maximize the investment of cash by the Fund.

Rating Services. The ratings of Nationally Registered Statistical Rating Organizations ("NRSROs") represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. A description of the ratings categories of NRSROs is set forth in the Appendix to this SAI.

Portfolio Holdings Information

Public disclosure of Fund portfolio holdings is made through required Securities and Exchange Commission ("SEC") quarterly filings. The Fund does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Fund.

The Fund's procedures permit non-public portfolio holdings information to be shared with Deutsche Asset Management and its affiliates (collectively "DeAM"), subadvisors, if any, custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Fund and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Fund's procedures. This non-public information may also be disclosed, subject to the requirements described below, to securities lending agents, financial printers, proxy voting firms, mutual fund analysts and rating and tracking agencies, or to shareholders in connection with in-kind redemptions (collectively, "Authorized Third Parties").

Prior to any disclosure of the Fund's non-public portfolio holdings information to Authorized Third Parties, a person authorized by the Fund's Trustees must make a good faith determination in light of the facts then known that the Fund has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Fund, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public. No compensation is received by the Fund or DeAM for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Fund's Trustees.

Portfolio holdings information distributed by the trading desks of DeAM or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Fund and information derived there from, including, but not limited to, how the Fund's investments are divided among various sectors, industries, countries, value and growth stocks, bonds, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings so long as the Fund's holdings could not be derived from such information.

Registered investment companies that are subadvised by DeAM may be subject to different portfolio holdings disclosure policies, and neither DeAM nor the Fund's Trustees exercise control over such policies. In addition, separate account clients of DeAM have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DeAM and some of the separate accounts managed by DeAM may substantially overlap with the portfolio holdings of the Fund.

DeAM also manages certain unregistered commingled trusts and creates model portfolios, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Fund. To the extent that investors in these commingled trusts or recipients of model portfolio holdings information may receive portfolio holdings information of their trust or of a model portfolio on a different basis from that on which Fund portfolio holdings information is made public, DeAM has implemented procedures reasonably designed to encourage such investors and recipients to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

There is no assurance that the Fund's policies and procedures with respect to the disclosure of portfolio holdings information will protect the Fund from the potential misuse of portfolio holdings information by those in possession of that information.

Regulatory Matters and Legal Proceedings


On December 21, 2006, Deutsche Asset Management ("DeAM") settled proceedings with the Securities and Exchange Commission ("SEC") and the New York Attorney General on behalf of Deutsche Asset Management, Inc. ("DAMI") and DIMA, the investment advisors to many of the DWS Investments funds, regarding allegations of improper trading of fund shares at DeAM and at the legacy Scudder and Kemper organizations prior to their acquisition by DeAM in April 2002. These regulators alleged that although the prospectuses for certain funds in the regulators' view indicated that the funds did not permit market timing, DAMI and DIMA breached their fiduciary duty to those funds in that their efforts to limit trading activity in the funds were not effective at certain times. The regulators also alleged that DAMI and DIMA breached their fiduciary duty to certain funds by entering into certain market timing arrangements with investors. These trading arrangements originated in businesses that existed prior to the currently constituted DeAM organization, which came together as a result of various mergers of the legacy Scudder, Kemper and Deutsche fund groups, and all of the arrangements were terminated prior to the start of the regulatory investigations that began in the summer of 2003. No current DeAM employee approved these trading arrangements. Under the terms of the settlements, DAMI and DIMA neither admitted nor denied any wrongdoing.

The terms of the SEC settlement, which identified improper trading in the legacy Deutsche and Kemper mutual funds only, provide for payment of disgorgement in the amount of $17.2 million. The terms of the settlement with the New York Attorney General provide for payment of disgorgement in the amount of $102.3 million, which is inclusive of the amount payable under the SEC settlement, plus a civil penalty in the amount of $20 million. The total amount payable by DeAM, approximately $122.3 million, will be distributed to shareholders of the affected funds in accordance with a distribution plan to be developed by a distribution consultant. The funds' investment advisors do not believe these amounts will have a material adverse financial impact on them or materially affect their ability to perform under their investment management agreements with the DWS funds. The above-described amounts are not material to Deutsche Bank, and have already been reserved.

Among the terms of the settled orders, DeAM is subject to certain undertakings regarding the conduct of its business in the future, including formation of a Code of Ethics Oversight Committee to oversee all matters relating to issues arising under the advisors' Code of Ethics; establishment of an Internal Compliance Controls Committee having overall compliance oversight responsibility of the advisors; engagement of an Independent Compliance Consultant to conduct a comprehensive review of the advisors' supervisory compliance and other policies and procedures designed to prevent and detect breaches of fiduciary duty, breaches of the Code of Ethics and federal securities law violations by the advisors and their employees; and commencing in 2008, the advisors shall undergo a compliance review by an independent third party.

In addition, DeAM is subject to certain further undertakings relating to the governance of the mutual funds, including that at least 75% of the members of the Boards of Trustees/Directors overseeing the DWS Funds continue to be independent of DeAM; the Chairmen of the DWS Funds' Boards of Trustees/Directors continue to be independent of DeAM; DeAM maintain existing management fee reductions for certain funds for a period of five years and not increase management fees for these certain funds during this period; the funds retain a senior officer (or independent consultants, as applicable) responsible for assisting in the review of fee arrangements and monitoring compliance by the funds and the investment advisors with securities laws, fiduciary duties, codes of ethics and other compliance policies, the expense of which shall be borne by DeAM; and periodic account statements, fund prospectuses and the mutual funds' web site contain additional disclosure and/or tools that assist investors in understanding the fees and costs associated with an investment in the funds and the impact of fees and expenses on fund returns.

DeAM has also settled proceedings with the Illinois Secretary of State regarding market timing matters. The terms of the Illinois settlement provide for investor education contributions totaling approximately $4 million and a payment in the amount of $2 million to the Securities Audit and Enforcement Fund.

On September 28, 2006, the SEC and the National Association of Securities Dealers ("NASD") (now known as the Financial Industry Regulatory Authority, or "FINRA") announced final agreements in which Deutsche Investment Management Americas Inc. ("DIMA"), Deutsche Asset Management, Inc. ("DAMI") and DWS Scudder Distributors, Inc. (now known as DWS Investments Distributors, Inc. ("DIDI")) settled administrative proceedings regarding disclosure of brokerage allocation practices in connection with sales of the DWS Funds' (now known as the DWS Investments Funds) shares during 2001-2003. The agreements with the SEC and NASD are reflected in orders which state, among other things, that DIMA and DAMI failed to disclose potential conflicts of interest to the funds' Boards and to shareholders relating to DIDI's use of certain funds' brokerage commissions to reduce revenue sharing costs to broker-dealer firms with whom it had arrangements to market and distribute DWS Fund shares. These directed brokerage practices were discontinued in October 2003.

Under the terms of the settlements, in which DIMA, DAMI and DIDI neither admitted nor denied any of the regulators' findings, DIMA, DAMI and DIDI agreed to pay disgorgement, prejudgment interest and civil penalties in the total amount of $19.3 million. The portion of the settlements distributed to the funds was approximately $17.8 million and was paid to the funds as prescribed by the settlement orders based upon the amount of brokerage commissions from each fund used to satisfy revenue sharing agreements with broker-dealers who sold fund shares.

As part of the settlements, DIMA, DAMI and DIDI also agreed to implement certain measures and undertakings relating to revenue sharing payments including making additional disclosures in the funds' Prospectuses or Statements of Additional Information, adopting or modifying relevant policies and procedures and providing regular reporting to the fund Boards.

Additional information announced by DeAM regarding the terms of the settlements is available at www.dws-investments.com/regulatory_settlements.

The matters alleged in the regulatory settlements described above also serve as the general basis of a number of private class action lawsuits involving the DWS funds. These lawsuits name as defendants various persons, including certain DWS funds, the funds' investment advisors and their affiliates, and certain individuals, including in some cases fund Trustees/Directors, officers, and other parties. Each DWS fund's investment advisor has agreed to indemnify the applicable DWS funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making similar allegations.

Based on currently available information, the funds' investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a DWS fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the DWS funds.




Investment Restrictions

Fundamental Policies. The following investment restrictions are "fundamental policies" of the Fund and may not be changed with respect to the Fund without the approval of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, as amended, a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act, as amended, as the lesser of (a) 67% or more of the outstanding voting securities of the Fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The Fund has elected to be treated as a diversified investment company, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Under investment policies adopted by the Fund, the Fund may not:

1. Borrow money, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

2. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act, as amended, or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction;

3. Concentrate its investments in any particular industry (excluding US Government Obligations), as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time; except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions;

4. Engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

5. Purchase or sell real estate, which term does not include securities of companies which hold, deal or trade in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

6. Purchase or sell commodities, except as permitted by the 1940 Act, as amended, and as interpreted or modified by the regulatory authority having jurisdiction, from time to time; or

7. Make loans except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Master/Feeder Fund Structure. The Board of Trustees has the discretion to retain the current distribution arrangement for the Fund while investing in a master fund in a master/feeder fund structure as described below.

A master/feeder fund structure is one in which a fund (a "feeder fund"), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the "master fund") with substantially the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. Based on the premise that certain of the expenses of operating an investment portfolio are relatively fixed, a larger investment portfolio may eventually achieve a lower ratio of operating expenses to average net assets. An existing investment company is able to convert to a feeder fund by selling all of its investments, which involves brokerage and other transaction costs and realization of a taxable gain or loss, or by contributing its assets to the master fund and avoiding transaction costs and, if proper procedures are followed and requirements are met, the realization of taxable gain or loss.

Additional Investment Limitations

The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding US Government Obligations and repurchase agreements collateralized by US Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions.


For purposes of the fund's concentration limitation discussed above, financial institutions include companies within the financial services industry. The Advisor deems the financial services industry to include the group of industries within the financial services sector.

For purposes of the fund's concentration limitation discussed above, the Advisor may analyze the characteristics of a particular issuer and security and assign an industry or sector classification consistent with those characteristics in the event that the third party classification provider used by the Advisor does not assign a classification.


As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for US Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation.

The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings.

At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund.

Portfolio Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on its income and has been and is expected to be zero for regulatory reporting purposes.

                             PORTFOLIO TRANSACTIONS

Brokerage Commissions


The Advisor is generally responsible for placing the orders for the purchase and sale of portfolio securities, including the allocation of brokerage. With respect to those funds for which a sub-investment advisor manages the fund's investments, references in this section to the "Advisor" should be read to mean the Sub-Advisor, except as noted below.

The policy of the Advisor in placing orders for the purchase and sale of securities for the Fund is to seek best execution, taking into account such factors, among others, as price; commission (where applicable); the broker-dealer's ability to ensure that securities will be delivered on settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer's knowledge of the market and the security; the broker-dealer's ability to maintain confidentiality; the broker-dealer's ability to provide access to new issues; the broker-dealer's ability to provide support when placing a difficult trade; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the Fund to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the Fund to their customers. However, the Advisor does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund.

The Advisor is permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), when placing portfolio transactions for the Fund, to cause the Fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor's policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to the Fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor's staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor may avoid expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes the Fund. Services received from broker-dealers that executed securities transactions for the Fund will not necessarily be used by the Advisor specifically to service the Fund.

Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives.

The Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades provided that such services are consistent with interpretations under Section 28(e) of the 1934 Act. Typically, these services take the form of computer software and/or electronic communication services used by the Advisor to facilitate trading activity with those broker-dealers.

Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Currently, it is the Advisor's policy that Sub-Advisors may not execute portfolio transactions on behalf of the Funds to obtain third party research and brokerage services. The Advisor may, in the future, change this policy. Regardless, certain Sub-Advisors may, as matter of internal policy, limit or preclude third party research and brokerage services.

The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.

DIMA will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.

Investment decisions for the Fund and for other funds and investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other funds or accounts in executing transactions. Purchases or sales are then averaged as to price and commission and allocated as to amount in a manner deemed equitable to each account. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, the Fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to the Fund.

DIMA and its affiliates and the Fund's management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time.

DIMA has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. DIMA and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.

Deutsche Bank AG or one of its affiliates (or in the case of a Sub-Advisor, the Sub-Advisor or one of its affiliates) may act as a broker for the Fund and receive brokerage commissions or other transaction-related compensation from the Fund in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Fund's Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the Fund a rate consistent with that charged to comparable unaffiliated customers in similar transactions.




Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. There usually are no brokerage commissions paid by the Fund for such purchases. During the last three fiscal years the Fund paid no portfolio brokerage commissions. Purchases from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers will include the spread between the bid and asked prices.

                                 NET ASSET VALUE


The Fund values its portfolio instruments at amortized cost, which does not take into account unrealized capital gains or losses. This involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. Calculations are made to compare the value of the Fund's investments valued at amortized cost with market values. Market valuations are obtained by using actual quotations provided by market makers, estimates of market value, or values obtained from yield data relating to classes of money market instruments published by reputable sources at the mean between the bid and asked prices for the instruments. In accordance with Board approved procedures, in the event market quotations are not readily available for certain portfolio assets, for purposes of the market value comparison, the fair value of such portfolio assets will be determined by the Fund's Pricing Committee (or, in some cases, the Board's Valuation Committee). If a deviation of 1/2 of 1% or more were to occur between the net asset value per share calculated by reference to market values and the Fund's $1.00 per share net asset value, or if there were any other deviation that the Board of Trustees of the Fund believed would result in a material dilution to shareholders or purchasers, the Board of Trustees would promptly consider what action, if any, should be initiated. If the Fund's net asset value per share (computed using market values) declined, or were expected to decline, below $1.00 (computed using amortized cost), the Board of Trustees of the Fund might temporarily reduce or suspend dividend payments in an effort to maintain the net asset value at $1.00 per share. As a result of such reduction or suspension of dividends or other action by the Board of Trustees, an investor would receive less income during a given period than if such a reduction or suspension had not taken place. Such action could result in investors receiving no dividend for the period during which they hold their shares and receiving, upon redemption, a price per share lower than that which they paid. On the other hand, if the Fund's net asset value per share (computed using market values) were to increase, or were anticipated to increase above $1.00 (computed using amortized cost), the Board of Trustees of the Fund might supplement dividends in an effort to maintain the net asset value at $1.00 per share. Redemption orders received in connection with the administration of checkwriting programs by certain dealers or other financial services firms prior to the determination of the Fund's net asset value also may be processed on a confirmed basis in accordance with the procedures established by DIDI.




                       PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.


Under the terms of a Placement Agent Agreement, DWS Investments Distributors, Inc. ("DIDI") acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to DIDI's duties as Placement Agent, DIDI may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.


The Fund reserves the right to redeem all of its shares, if the Board of Trustees votes to liquidate the Fund.


Use of Financial Services Firms. Investment dealers and other firms provide varying arrangements for their clients to purchase and redeem the Fund's shares, including different minimum investments, and may assess transaction or other fees. Firms may arrange with their clients for other investment or administrative services. Such firms may independently establish and charge additional amounts to their clients for such services. Firms also may hold the Fund's shares in nominee or street name as agent for and on behalf of their customers. In such instances, the Fund's transfer agent will have no information with respect to or control over the accounts of specific shareholders. Such shareholders may obtain access to their accounts and information about their accounts only from their firm. Certain of these firms may receive compensation from the Fund through the Shareholder Service Agent for record-keeping and other expenses relating to these nominee accounts. In addition, certain privileges with respect to the purchase and redemption of shares or the reinvestment of dividends may not be available through such firms. Some firms may participate in a program allowing them access to their clients' accounts for servicing, including, without limitation, transfers of registration and dividend payee changes, and may perform functions such as generation of confirmation statements and disbursement of cash dividends. Such firms, including affiliates of DIDI, may receive compensation from the Fund through the Shareholder Service Agent for these services.


The Fund has authorized one or more financial service institutions, including certain members of the NASD other than the Distributor ("financial institutions"), to accept purchase and redemption orders for the Fund's shares. Such financial institutions may also designate other parties, including plan administrator intermediaries, to accept purchase and redemption orders on the Fund's behalf. Orders for purchases or redemptions will be deemed to have been received by the Fund when such financial institutions or, if applicable, their authorized designees accept the orders. Subject to the terms of the contract between the Fund and the financial institution, ordinarily orders will be priced at the Fund's net asset value next computed after acceptance by such financial institution or its authorized designees and accepted by the Fund. Further, if purchases or redemptions of the Fund's shares are arranged and settlement is made at an investor's election through any other authorized financial institution, that financial institution may, at its discretion, charge a fee for that service. The Board of Trustees and the Distributor, also the Fund's principal underwriter, each has the right to limit the amount of purchases by, and to refuse to sell to, any person. The Trustees and the Distributor may suspend or terminate the offering of shares of the Fund at any time for any reason.


DIDI has adopted an Incentive Plan (the "Plan") covering wholesalers that are regional vice presidents ("DWS Investments Wholesalers"). Generally, DWS Investments Wholesalers market shares of the DWS funds to financial advisors, who in turn may recommend that investors purchase shares of a DWS fund. The Plan is an incentive program that combines a monthly incentive component with a quarterly strategic bonus component. Under the Plan, DWS Investments Wholesalers will receive a monetary monthly incentive based on the amount of sales generated from their marketing of the funds, and that incentive will differ depending on the product category of the fund. Each fund is assigned to one of three product categories -- "Strategic," "Tactical" or "all other funds" -- taking into consideration, among other things, the following criteria, where applicable:

o The Fund's consistency with DWS Investments' branding and long-term strategy;

o        The Fund's competitive performance;

o        The Fund's Morningstar rating;

o The length of time the Fund's Portfolio Managers have managed the Fund/Strategy;

o        Market size for the fund category;

o        The Fund's size, including sales and redemptions of the Fund's shares.

This information and other factors are presented to a committee comprised of representatives from various groups within DWS Investments, who review on a quarterly basis the funds assigned to each product category described above, and make any changes to those assignments at that time. No one factor, whether positive or negative, determines a fund's placement in a given category; all these factors together are considered, and the designation of funds in the Strategic and Tactical categories represents management's judgment based on the above criteria. In addition, management may consider a fund's profile over the course of several review periods before making a change to its category assignment. These category assignments will be posted quarterly to the DWS funds' Web site at www.dws-investments.com, approximately one month after the end of each quarter. DWS Investments Wholesalers receive the highest compensation for Strategic funds, less for Tactical funds and the lowest for all other funds. The level of compensation among these categories may differ significantly.

The prospect of receiving, or the receipt of, additional compensation by a DWS Investments Wholesaler under the Plan may provide an incentive to favor marketing the Strategic or Tactical funds over all other funds. The Plan, however, will not change the price that investors pay for shares of a fund. The DWS Investments Compliance Department monitors DWS Investments Wholesaler sales and other activity in an effort to detect unusual activity in the context of the compensation structure under the Plan. However, investors may wish to take the Plan and the product category of the fund into account when considering purchasing a fund or evaluating any recommendations relating to fund shares.




Revenue Sharing


In light of recent regulatory developments, the Advisor, the Distributor and their affiliates have undertaken to furnish certain additional information below regarding the level of payments made by them to selected affiliated and unaffiliated brokers, dealers, participating insurance companies or other financial intermediaries ("financial advisors") in connection with the sale and/or distribution of Fund shares or the retention and/or servicing of investors and Fund shares ("revenue sharing").

The Advisor, the Distributor and/or their affiliates may pay additional compensation, out of their own assets and not as an additional charge to each Fund, to financial advisors in connection with the sale and/or distribution of Fund shares or the retention and/or servicing of Fund investors and Fund shares. Such revenue sharing payments are in addition to any distribution or service fees payable under any Rule 12b-1 or service plan of any fund, any record keeping/sub-transfer agency/networking fees payable by each Fund (generally through the Distributor or an affiliate) and/or the Distributor to certain financial advisors for performing such services and any sales charges, commissions, non-cash compensation arrangements expressly permitted under applicable rules of FINRA or other concessions described in the fee table or elsewhere in the Prospectuses or the SAI as payable to all financial advisors. For example, the Advisor, the Distributor and/or their affiliates may compensate financial advisors for providing each Fund with "shelf space" or access to a third party platform or fund offering list, or other marketing programs including, without limitation, inclusion of each Fund on preferred or recommended sales lists, mutual fund "supermarket" platforms and other formal sales programs; granting the Distributor access to the financial advisor's sales force; granting the Distributor access to the financial advisor's conferences and meetings; assistance in training and educating the financial advisor's personnel; and, obtaining other forms of marketing support. The level of revenue sharing payments made to financial advisors may be a fixed fee or based upon one or more of the following factors: gross sales, current assets and/or number of accounts of each Fund attributable to the financial advisor, the particular fund or fund type or other measures as agreed to by the Advisor, the Distributor and/or their affiliates and the financial advisors or any combination thereof. The amount of these payments is determined at the discretion of the Advisor, the Distributor and/or their affiliates from time to time, may be substantial, and may be different for different financial advisors based on, for example, the nature of the services provided by the financial advisor.

The Advisor, the Distributor and/or their affiliates currently make revenue sharing payments from their own assets in connection with the sale and/or distribution of DWS Fund shares, or the retention and/or servicing of investors, to financial advisors in amounts that generally range from .01% up to .50% of assets of the Fund serviced and maintained by the financial advisor, .05% to ..25% of sales of the Fund attributable to the financial advisor, a flat fee of $13,350 up to $500,000, or any combination thereof. These amounts are annual figures typically paid on a quarterly basis and are subject to change at the discretion of the Advisor, the Distributor and/or their affiliates. Receipt of, or the prospect of receiving, this additional compensation, may influence your financial advisor's recommendation of this Fund or of any particular share class of the Fund. You should review your financial advisor's compensation disclosure and/or talk to your financial advisor to obtain more information on how this compensation may have influenced your financial advisor's recommendation of this Fund.

The Advisor, the Distributor and/or their affiliates may also make such revenue sharing payments to financial advisors under the terms discussed above in connection with the distribution of both DWS funds and non-DWS funds by financial advisors to retirement plans that obtain record keeping services from ADP, Inc. on the DWS Scudder branded retirement plan platform (the "Platform") with the level of revenue sharing payments being based upon sales of both the DWS funds and the non-DWS funds by the financial advisor on the Platform or current assets of both the DWS funds and the non-DWS funds serviced and maintained by the financial advisor on the Platform.

As of the date hereof, each Fund has been advised that the Advisor, the Distributor and their affiliates expect that the following firms will receive revenue sharing payments at different points during the coming year as described above:

Channel: Broker-Dealers and Financial Advisors
----------------------------------------------
AIG Advisors Group
Ameriprise
Cadaret, Grant & Co. Inc.
Capital Analyst, Incorporated
Citigroup Global Markets, Inc. (dba Smith Barney)
Commonwealth Equity Services, LLP (dba Commonwealth Financial Network) Deutsche Bank Group
Ensemble Financial Services
First Clearing/Wachovia Securities
Fiserv Trust Company
HD Vest Investment Securities, Inc.
ING Group
John Hancock Distributors LLC
LPL Financial
M.L. Stern & Co.
Meridien Financial Group
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley
Oppenheimer & Co., Inc.
Raymond James & Associates
Raymond James Financial Services
RBC Dain Rauscher, Inc
Securities America, Inc.
UBS Financial Services
Wachovia Securities
Wells Fargo Investments, LLC

Channel: Cash Product Platform
------------------------------
Allegheny Investments LTD
Bank of New York (Hare & Co.)
Bear, Stearns Securities Corp.
Brown Brothers Harriman
Brown Investment Advisory & Trust Company
Cadaret Grant & Co.
Chicago Mercantile Exchange
D.A. Davidson & Company
Deutsche Bank Group
Emmett A. Larkin Company
Fiduciary Trust Co. - International
First Southwest Company
Huntleigh Securities
Lincoln Investment Planning
LPL Financial
Mellon Financial Markets LLC
Penson Financial Services
Pershing Choice Platform
ProFunds Distributors, Inc.
Ridge Clearing & Outsourcing Solutions
Robert W. Baird & Co.
Romano Brothers and Company
SAMCO Capital Markets
Smith Moore & Company
Sungard Institutional Brokerage Inc.
US Bancorp
UBS Financial Services
William Blair & Company

Channel: Third Party Insurance Platforms
----------------------------------------
Allstate Life Insurance Company of New York
Ameritas Life Insurance Group
Annuity Investors Life Insurance Company
Columbus Life Insurance Company
Commonwealth Annuity and Life Insurance Company
Companion Life Insurance Company
Connecticut General Life Insurance Company
Farmers New World Life Insurance Company
Fidelity Security Life Insurance Company
First Allmerica Financial Life Insurance Company
First Great West Life and Annuity Company
Genworth Life Insurance Company of New York
Genworth Life and Annuity Insurance Company
Great West Life and Annuity Insurance Company
Hartford Life Insurance Company
Integrity Life Insurance Company
John Hancock Life Insurance companies
Kemper Investors Life Insurance Company
Lincoln Benefit Life Insurance Company
Lincoln Life & Annuity Company of New York
Lincoln National Life Insurance Company
Massachusetts Mutual Life Insurance Group
MetLife Group
Minnesota Life Insurance Company
National Life Insurance Company
National Integrity Life Insurance Company
Nationwide Group
New York Life Insurance and Annuity Corporation
Phoenix Life Insurance Company
Protective Life Insurance
Provident Mutual Life Insurance
Prudential Insurance Company of America
Sun Life Group
Symetra Life Insurance Company
Transamerica Life Insurance Company
Union Central Life Insurance Company
United of Omaha Life Insurance Company
United Investors Life Insurance Company
Western Southern Life Assurance Company

Any additions, modifications or deletions to the financial advisors identified above that have occurred since the date hereof are not reflected.

The Advisor, the Distributor or their affiliates may enter into additional revenue sharing arrangements or change or discontinue existing arrangements with financial advisors at any time without notice.

The prospect of receiving, or the receipt of additional compensation or promotional incentives described above by financial advisors may provide such financial advisors and/or their salespersons with an incentive to favor sales of shares of the DWS funds or a particular DWS fund over sales of shares of mutual funds (or non-mutual fund investments) with respect to which the financial advisor does not receive additional compensation or promotional incentives, or receives lower levels of additional compensation or promotional incentives. Similarly, financial advisors may receive different compensation or incentives that may influence their recommendation of any particular share class of the Fund or of other funds. These payment arrangements, however, will not change the price that an investor pays for Fund shares or the amount that the Fund receives to invest on behalf of an investor and will not increase Fund expenses. You may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and you should discuss this matter with your financial advisor and review your financial advisor's disclosures.

It is likely that broker-dealers that execute portfolio transactions for the Fund will include firms that also sell shares of the DWS funds to their customers. However, the Advisor will not consider sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the DWS funds. Accordingly, the Advisor has implemented policies and procedures reasonably designed to prevent its traders from considering sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund. In addition, the Advisor, the Distributor and/or their affiliates will not use fund brokerage to pay for their obligation to provide additional compensation to financial advisors as described above.




                                   DISTRIBUTOR


DIDI serves as the placement agent of the Fund's shares pursuant to the Placement Agent Agreement. DIDI is a wholly-owned subsidiary of Deutsche Bank AG. The address for DIDI is 222 South Riverside Plaza, Chicago, IL 60606.


                              TRUSTEES AND OFFICERS


The following table presents certain information regarding the Board Members of the Trust. Each Board Member's year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an "interested person" (as defined in the 1940
Act) of the Trust or the Advisor (each, an "Independent Board Member") is c/o Dawn-Marie Driscoll, PO Box 100176, Cape Coral, FL 33904. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Trust. Because the Fund does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period. The Board Members may also serve in similar capacities with other funds in the DWS fund complex.

Independent Board Members

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth, Position                                                                   Number of Funds
 with the Trust and Length of     Business Experience and                                        in DWS Fund
 Time Served(1)                   Directorships During the Past 5 Years                          Complex Overseen
--------------------------------------------------------------------------------------------------------------------
Dawn-Marie Driscoll (1946)        President, Driscoll Associates (consulting firm); Executive           134
Chairperson since 2004,(2) and    Fellow, Center for Business Ethics, Bentley College;
Board Member since 1987           formerly: Partner, Palmer & Dodge (1988-1990); Vice President
                                  of Corporate Affairs and General Counsel, Filene's
                                  (1978-1988); Directorships: Trustee of 8 open-end mutual
                                  funds managed by Sun Capital Advisers, Inc. (since 2007);
                                  Director of ICI Mutual Insurance Company (since 2007);
                                  Advisory Board, Center for Business Ethics, Bentley College;
                                  Trustee, Southwest Florida Community Foundation (charitable organization); former Directorships: Investment Company
                                  Institute (audit, executive, nominating committees) and
                                  Independent Directors Council (governance, executive
                                  committees)
--------------------------------------------------------------------------------------------------------------------
Paul K. Freeman                   Consultant, World Bank/Inter-American Development Bank;               134
(1950)                            formerly: Project Leader, International Institute for Applied
Vice Chairperson since 2008, and  Systems Analysis (1998-2001); Chief Executive Officer, The
Board Member since 1993           Eric Group, Inc. (environmental insurance) (1986-1998)
--------------------------------------------------------------------------------------------------------------------
John W. Ballantine (1946)         Retired; formerly: Executive Vice President and Chief Risk            134
Board Member since 1999           Management Officer, First Chicago NBD Corporation/The First
                                  National Bank of Chicago (1996-1998); Executive Vice
                                  President and Head of International Banking (1995-1996);
                                  Directorships: Healthways Inc. (provider of disease and care management services); Portland General Electric (utility
                                  company); Stockwell Capital Investments PLC (private equity);
                                  former Directorships: First Oak Brook Bancshares, Inc. and
                                  Oak Brook Bank
--------------------------------------------------------------------------------------------------------------------
 Henry P. Becton, Jr. (1943)      Vice Chair, WGBH Educational Foundation; Directorships:               134
 Board Member since               Association of Public Television Stations; Becton Dickinson
 1990                             and Company(3) (medical technology company); Belo
                                  Corporation(3) (media company); Boston Museum of Science;
                                  Public Radio International; former Directorships: American
                                  Public Television; Concord Academy; New England Aquarium;
                                  Mass. Corporation for Educational Telecommunications;
                                  Committee for Economic Development; Public Broadcasting
                                  Service
--------------------------------------------------------------------------------------------------------------------
Keith R. Fox (1954)               Managing General Partner, Exeter Capital Partners (a series           134
Board Member since                of private equity funds); Directorships: Progressive Holding
1996                              Corporation (kitchen goods importer and distributor); Natural
                                  History, Inc. (magazine publisher); Box Top Media Inc.
                                  (advertising); The Kennel Shop (retailer)
--------------------------------------------------------------------------------------------------------------------
Kenneth C. Froewiss               Clinical Professor of Finance, NYU Stern School of Business           134
(1945)                            (1997-present); Member, Finance Committee, Association for
Board Member since                Asian Studies (2002-present); Director, Mitsui Sumitomo
2001                              Insurance Group (US) (2004-present); prior thereto, Managing
                                  Director, J.P. Morgan (investment banking firm) (until 1996)
--------------------------------------------------------------------------------------------------------------------
Richard J. Herring                Jacob Safra Professor of International Banking and Professor,         134
(1946)                            Finance Department, The Wharton School, University of
Board Member since                Pennsylvania (since July 1972); Co-Director, Wharton
1990                              Financial Institutions Center (since July 2000); Director,
                                  Japan Equity Fund, Inc. (since September 2007), Thai Capital
                                  Fund, Inc. (since September 2007), Singapore Fund, Inc.
                                  (since September 2007); formerly: Vice Dean and Director,
                                  Wharton Undergraduate Division (July 1995-June 2000);
                                  Director, Lauder Institute of International Management
                                  Studies (July 2000-June 2006)
--------------------------------------------------------------------------------------------------------------------
William McClayton (1944)          Managing Director, Diamond Management & Technology                    134
Board Member since 2004           Consultants, Inc. (global management consulting firm)
                                  (2001-present); Directorship: Board of Managers, YMCA of
                                  Metropolitan Chicago; formerly: Senior Partner, Arthur
                                  Andersen LLP (accounting) (1966-2001); Trustee, Ravinia
                                  Festival
--------------------------------------------------------------------------------------------------------------------
Rebecca W. Rimel                  President and Chief Executive Officer, The Pew Charitable             134
(1951)                            Trusts (charitable organization) (1994 to present); Trustee,
Board Member since                Thomas Jefferson Foundation (charitable organization) (1994
1995                              to present); Trustee, Executive Committee, Philadelphia
                                  Chamber of Commerce (2001 to 2007); Trustee, Pro Publica
                                  (2007-present) (charitable organization); formerly: Executive
                                  Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983 to 2004); Board Member, Investor
                                  Education (charitable organization) (2004-2005); Director,
                                  Viasys Health Care(3) (January 2007-June 2007)
--------------------------------------------------------------------------------------------------------------------
William N. Searcy, Jr.            Private investor since October 2003; Trustee of 8 open-end            134
(1946)                            mutual funds managed by Sun Capital Advisers, Inc. (since
Board Member since                October 1998); formerly: Pension & Savings Trust Officer,
1993                              Sprint Corporation(3) (telecommunications) (November
                                  1989-September 2003)
--------------------------------------------------------------------------------------------------------------------
Jean Gleason Stromberg            Retired; formerly: Consultant (1997-2001); Director, US               134
(1943)                            Government Accountability Office (1996-1997); Partner,
Board Member since                Fulbright & Jaworski, L.L.P. (law firm) (1978-1996);
1997                              Directorships: The William and Flora Hewlett Foundation;
                                  Service Source, Inc.; former Directorships: Mutual Fund
                                  Directors Forum (2002-2004), American Bar Retirement
                                  Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)
--------------------------------------------------------------------------------------------------------------------
Robert H. Wadsworth (1940)        President, Robert H. Wadsworth & Associates, Inc. (consulting         137
Board Member since 1999           firm) (1983 to present); Director, The Phoenix Boys Choir
                                  Association
--------------------------------------------------------------------------------------------------------------------

Interested Board Member

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth, Position                                                                   Number of Funds
 with the Trust and Length of     Business Experience and                                        in DWS Fund
 Time Served(1)                   Directorships During the Past 5 Years                          Complex Overseen
--------------------------------------------------------------------------------------------------------------------
 Axel Schwarzer(4)                Managing Director(5), Deutsche Asset Management; Head of              134
 (1958)                           Deutsche Asset Management Americas; CEO of DWS Investments;
 Board Member since               formerly: board member of DWS Investments, Germany
 2006                             (1999-2005); Head of Sales and Product Management for the
                                  Retail and Private Banking Division of Deutsche Bank in
                                  Germany (1997-1999); various strategic and operational
                                  positions for Deutsche Bank Germany Retail and Private
                                  Banking Division in the field of investment funds, tax driven instruments and asset management for corporates (1989-1996)
--------------------------------------------------------------------------------------------------------------------

Officers(6)

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth, Position
 with the Trust and Length of     Business Experience and
 Time Served(7)                   Directorships During the Past 5 Years
--------------------------------------------------------------------------------------------------------------------
 Michael G. Clark(8) (1965)       Managing Director(5), Deutsche Asset Management (2006-present); President of
 President, 2006-present          DWS family of funds; Director, ICI Mutual Insurance Company (since
                                  October 2007); formerly: Director of Fund Board Relations (2004-2006) and
                                  Director of Product Development (2000-2004), Merrill Lynch Investment Managers;
                                  Senior Vice President Operations, Merrill Lynch Asset Management (1999-2000)
--------------------------------------------------------------------------------------------------------------------
 John Millette(9) (1962)          Director(5), Deutsche Asset Management
 Vice President and Secretary,
 1999-present
--------------------------------------------------------------------------------------------------------------------
 Paul H. Schubert(8) (1963)       Managing Director(5), Deutsche Asset Management (since July 2004); formerly:
 Chief Financial Officer,         Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family
 2004-present                     of Funds (1998-2004); Vice President and Director of Mutual Fund Finance at UBS
 Treasurer, 2005-present          Global Asset Management (1994-1998)
--------------------------------------------------------------------------------------------------------------------
 Patricia DeFilippis(10) (1963)   Vice President, Deutsche Asset Management (since June 2005); formerly: Counsel,
 Assistant Secretary,             New York Life Investment Management LLC (2003-2005); legal associate, Lord,
 2005-present                     Abbett & Co. LLC (1998-2003)
--------------------------------------------------------------------------------------------------------------------
 Elisa D. Metzger(10)  (1962)     Director(5), Deutsche Asset Management (since September 2005); formerly:
 Assistant Secretary,             Counsel, Morrison and Foerster LLP (1999-2005)
 2005-present
--------------------------------------------------------------------------------------------------------------------
 Caroline Pearson(9) (1962)       Managing Director(5), Deutsche Asset Management
 Assistant Secretary,
 1997-present
--------------------------------------------------------------------------------------------------------------------
 Paul Antosca(9)                  Director(5), Deutsche Asset Management (since 2006); formerly: Vice President,
 (1957)                           The Manufacturers Life Insurance Company (U.S.A.) (1990-2006)
 Assistant Treasurer,
 2007-present
--------------------------------------------------------------------------------------------------------------------
 Jack Clark (9)                   Director(5), Deutsche Asset Management (since 2007); formerly: Vice President,
 (1967)                           State Street Corporation (2002-2007)
 Assistant Treasurer,
 2007-present
--------------------------------------------------------------------------------------------------------------------
 Kathleen Sullivan D'Eramo(9)     Director(5), Deutsche Asset Management
 (1957)
 Assistant Treasurer,
 2003-present
--------------------------------------------------------------------------------------------------------------------
 Diane Kenneally(9)               Director(5), Deutsche Asset Management
 (1966)
 Assistant Treasurer,
 2007-present
--------------------------------------------------------------------------------------------------------------------
 Jason Vazquez(10) (1972)         Vice President, Deutsche Asset Management (since 2006); formerly: AML
 Anti-Money Laundering            Operations Manager for Bear Stearns (2004-2006); Supervising Compliance
 Compliance Officer,              Principal and Operations Manager for AXA Financial (1999-2004)
 2007-present
--------------------------------------------------------------------------------------------------------------------
 Robert Kloby(10) (1962)          Managing Director(5), Deutsche Asset Management (2004-present); formerly: Chief
 Chief Compliance Officer,        Compliance Officer/Chief Risk Officer, Robeco USA (2000-2004); Vice President,
 2006-present                     The Prudential Insurance Company of America (1988-2000); E.F. Hutton and
                                  Company (1984-1988)
--------------------------------------------------------------------------------------------------------------------
 J. Christopher Jackson(10)       Director(5), Deutsche Asset Management (2006-present); formerly: Director,
 (1951)                           Senior Vice President, General Counsel, and Assistant Secretary, Hansberger
 Chief Legal Officer,             Global Investors, Inc. (1996-2006); Director, National Society of Compliance
 2006-present                     Professionals (2002-2005) (2006-2009)
--------------------------------------------------------------------------------------------------------------------

(1) The length of time served represents the year in which the Board Member joined the board of one or more DWS funds currently overseen by the Board.

(2) Represents the year in which Ms. Driscoll was first appointed Chairperson of certain DWS funds.

(3) A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(4) The mailing address of Axel Schwarzer is c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154. Mr. Schwarzer is an interested Board Member by virtue of his positions with Deutsche Asset Management. As an interested person, Mr. Schwarzer receives no compensation from the Fund.

(5)      Executive title, not a board directorship.

(6) As a result of their respective positions held with the Advisor, these individuals are considered "interested persons" of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Fund.

(7) The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.

(8)      Address:  345 Park Avenue, New York, New York 10154.

(9)      Address: One Beacon Street, Boston, Massachusetts 02108.

(10)     Address:  280 Park Avenue, New York, New York 10017.

Certain officers hold similar positions for other investment companies for which DIMA or an affiliate serves as the Advisor.

Officer's Role with Principal Underwriter:  DWS Investments Distributors, Inc.

Paul H. Schubert:                 Vice President
Jason Vazquez                     Vice President and AML Compliance Officer
Caroline Pearson:                 Secretary
Patricia DeFilippis               Assistant Secretary

Board Members' Responsibilities. The officers of the Trust manage its day-to-day operations under the direction of the Board. The primary responsibility of the Board is to represent the interests of the Fund and to provide oversight of the management of the Fund.

Board Committees. The Board has established the following standing committees:
Audit Committee, Nominating and Governance Committee, Contract Committee, Equity Oversight Committee, Fixed-Income and Quant Oversight Committee, Marketing and Shareholder Services Committee, and Operations Committee. For each committee, the Board has adopted a written charter setting forth each committee's responsibilities. Each committee was reconstituted effective April 1, 2008.

Audit Committee: The Audit Committee, which consists entirely of Independent Board Members, assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) the Fund's accounting and financial reporting policies and procedures, (3) the Fund's compliance with legal and regulatory requirements related to accounting and financial reporting and (4) the qualifications, independence and performance of the independent registered public accounting firm for the Fund. It also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for the Fund, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to the Fund's accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate. The Audit Committee receives annual representations from the independent registered public accounting firm as to its independence. The members of the Audit Committee are William McClayton (Chair), Kenneth C. Froewiss (Vice Chair), John W. Ballantine, Henry P. Becton, Jr., Keith R. Fox and William N. Searcy, Jr. During the calendar year 2007, the Audit Committee of the Fund's Board held nine (9) meetings.

Nominating and Governance Committee: The Nominating and Governance Committee, which consists entirely of Independent Board Members, recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the operations of the Board. The Nominating and Governance Committee also reviews recommendations by shareholders for candidates for Board positions. Shareholders may recommend candidates for Board positions by forwarding their correspondence by US mail or courier service to Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904. The members of the Nominating and Governance Committee are Henry P. Becton, Jr. (Chair), Rebecca W. Rimel (Vice Chair), Paul K. Freeman and William McClayton. During the calendar year 2007, the Nominating/Corporate Governance Committee of the Fund's Board performed similar functions and held three (3) meetings.

Contract Committee: The Contract Committee, which consists entirely of Independent Board Members, reviews at least annually, (a) the Fund's financial arrangements with DIMA and its affiliates, and (b) the Fund's expense ratios. The members of the Contract Committee are Robert H. Wadsworth (Chair), Keith R. Fox (Vice Chair), Henry P. Becton, Jr., Richard J. Herring, William McClayton and Jean Gleason Stromberg.

Equity Oversight Committee: The Equity Oversight Committee reviews the investment operations of those funds that primarily invest in equity securities (except for those funds managed by a quantitative investment team). The members of the Equity Oversight Committee are John W. Ballantine (Chair), William McClayton (Vice Chair), Henry P. Becton, Jr., Keith R. Fox, Richard J. Herring and Rebecca W. Rimel. During the calendar year 2007, the Equity Oversight Committee of the Fund's Board performed similar functions and held six (6) meetings.

Fixed-Income and Quant Oversight Committee: The Fixed-Income and Quant Oversight Committee reviews the investment operations of those funds that primarily invest in fixed-income securities or are managed by a quantitative investment team. The members of the Fixed-Income and Quant Oversight Committee are William N. Searcy, Jr. (Chair), Jean Gleason Stromberg (Vice Chair), Dawn-Marie Driscoll, Paul K. Freeman, Kenneth C. Froewiss and Robert H. Wadsworth. During the calendar year 2007, the Fixed-Income Oversight Committee of the Fund's Board performed similar functions and held six (6) meetings.

Marketing and Shareholder Services Committee: The Marketing and Shareholder Services Committee reviews the Fund's marketing program, sales practices and literature and shareholder services. The members of the Marketing and Shareholder Services Committee are Richard J. Herring (Chair), Dawn-Marie Driscoll (Vice Chair), Paul K. Freeman, Rebecca W. Rimel, Jean Gleason Stromberg and Robert H. Wadsworth. During the calendar year 2007, the Marketing/Distribution/Shareholder Service Committee of the Fund's Board performed similar functions and held seven (7) meetings.

The Operations Committee: The Operations Committee reviews the administrative operations, legal affairs and general compliance matters of the Fund. The Operations Committee reviews administrative matters related to the operations of the Fund, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements, valuation of Fund assets and securities and such other tasks as the full Board deems necessary or appropriate. The Operations Committee also oversees the valuation of the Fund's securities and other assets and determines, as needed, the fair value of Fund securities or other assets under certain circumstances as described in the Fund's Valuation Procedures. The Operations Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Operations Committee is not in session. The members of the Operations Committee are Paul K. Freeman (Chair), Dawn-Marie Driscoll (Vice Chair), John W. Ballantine, Kenneth C. Froewiss, Rebecca W. Rimel and William N. Searcy, Jr. The members of the Valuation Sub-Committee are Kenneth C. Froewiss (Chair), John W. Ballantine, Dawn-Marie Driscoll (Alternate), Paul K. Freeman (Alternate), Rebecca W. Rimel (Alternate) and William N. Searcy, Jr. (Alternate). During the calendar year 2007, the Expenses/Operations Committee and Valuation Committee performed similar functions and each held nine (9) meetings and six (6) meetings, respectively.

Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

Remuneration. Each Independent Board Member receives compensation from the Fund for his or her services, which includes retainer fees and specified amounts for various committee services and for the Board Chairperson. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors' educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Fund or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of Deutsche Asset Management or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of Deutsche Asset Management, or its affiliates, and as a result may be deemed to participate in fees paid by the Fund. The following tables show compensation from the Fund and aggregate compensation from all of the funds in the DWS fund complex received by each Independent Board Member during the calendar year 2007. Mr. Schwarzer is an interested person of the Fund and received no compensation from the Fund or any fund in the DWS fund complex during the relevant periods.

                                          Aggregate Compensation             Total Compensation
                                         from Daily Assets Fund                from Fund and
  Name of Board Member                        Institutional                  DWS Fund Complex(1)
  --------------------                        -------------                  -------------------
  John W. Ballantine                                $0                             $215,000
  Henry P. Becton, Jr.(2)                         $9,271                           $200,000
  Dawn-Marie Driscoll(2)((3))                    $11,630                           $253,000
  Keith R. Fox((2))                               $9,352                           $203,000
  Paul K. Freeman(4)                                $0                             $265,000
  Kenneth C. Froewiss(2)                          $9,215                           $200,000
  Richard J. Herring(2)                           $8,947                           $195,000
  William McClayton(5)                              $0                             $205,000
  Rebecca W. Rimel(2)                             $8,718                           $194,000
  William N. Searcy, Jr.(2)                       $9,215                           $200,000
  Jean Gleason Stromberg((2))                     $8,667                           $189,000
  Robert H. Wadsworth                               $0                             $245,250

(1)      The DWS fund complex is composed of 138 funds as of December 31, 2007.

(2) Aggregate compensation includes amounts paid to the Board Members for special meetings of ad hoc committees of the Board in connection with the consolidation of the DWS fund boards and various funds, meetings for considering fund expense simplification initiatives, and consideration of issues specific to the Fund's direct shareholders (i.e., those shareholders who did not purchase shares through financial intermediaries). Such amounts totaled $1,000 for Mr. Becton, $1,000 for Ms. Driscoll, $1,000 for Mr. Fox, $1,000 for Mr. Froewiss, $1,000 for Dr. Herring, $5,000 for Ms. Rimel, $1,000 for Mr. Searcy and $1,000 for Ms. Stromberg. These meeting fees were borne by the Advisor.

(3) Includes $50,000 in annual retainer fees received by Ms. Driscoll as Chairperson of certain DWS funds.

(4) Includes $25,000 paid to Dr. Freeman for numerous special meetings of an ad hoc committee in connection with board consolidation initiatives and $50,000 in annual retainer fees received by Dr. Freeman as Chairperson of certain DWS funds.

(5) Does not include $15,000 to be paid to Mr. McClayton in calendar year 2008 for numerous special meetings of an ad hoc committee of the former Chicago Board in connection with board consolidation initiatives.

Dr. Freeman, prior to his service as Independent Board Member, served as a board member of certain funds in the Deutsche Bank complex ("DB Funds"). In connection with his resignation and the resignation of certain other board members of the DB Funds on July 30, 2002 (the "Effective Date"), which was part of a restructuring of the boards overseeing the DB Funds, Deutsche Asset Management, Inc. ("DAMI") agreed to recommend, and, if necessary obtain, directors and officers ("D&O") liability insurance coverage for the prior board members, including Dr. Freeman, that is at least as equivalent in scope and amount to the D&O coverage provided to the prior board members for the six-year period following the Effective Date. In the event that D&O insurance coverage is not available in the commercial marketplace on commercially reasonable terms from a conventional third party insurer, DeAM reserved the right to provide substantially equivalent protection in the form of an indemnity or financial guarantee from an affiliate of DeAM. The D&O policy in effect prior to the Effective Date provided aggregate coverage of $25,000,000, subject to a $250,000 per claim deductible.

Board Member Ownership in the Fund

The following table shows the dollar range of equity securities beneficially owned by each Board Member in the Fund and DWS fund complex as of June 30, 2008.

                                            Dollar Range of Beneficial            Aggregate Dollar Range of
                                                     Ownership               Ownership in all Funds Overseen by
                                               in Daily Assets Fund                     Board Member
Board Member                                       Institutional                in the DWS Fund Complex(1)
------------                                       -------------                --------------------------

Independent Board Member:
-------------------------
John W. Ballantine                                     None                                Over $100,000
Henry P. Becton, Jr.                                   None                                Over $100,000
Dawn-Marie Driscoll                                    None                                Over $100,000
Keith R. Fox                                           None                                Over $100,000
Paul K. Freeman                                        None                                Over $100,000
Kenneth C. Froewiss                                    None                                Over $100,000
Richard J. Herring                                     None                                Over $100,000
William McClayton                                      None                                Over $100,000
Rebecca W. Rimel                                       None                                Over $100,000
William N. Searcy, Jr.                                 None                                Over $100,000
Jean Gleason Stromberg                                 None                                Over $100,000
Robert H. Wadsworth                                    None                                Over $100,000

Interested Board Member:
------------------------

Axel Schwarzer                                         None                                Over $100,000

(1) Securities beneficially owned as defined under the 1934 Act include direct and/or indirect ownership of securities where the Board Member's economic interest is tied to the securities, employment ownership and securities when the Board Member can exert voting power, and when the Board Member has authority to sell the securities. The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over
         $100,000.

Ownership in Securities of the Advisor and Related Companies

As reported to the Fund, the information in the following table reflects ownership by the Independent Board Members and their immediate family members of certain securities as of December 31, 2007. Immediate family members can be a spouse, children residing in the same household including step and adoptive children, and any dependents. The securities represent ownership in the Advisor or principal underwriter of the Fund and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or principal underwriter of the Fund (including
Deutsche Bank AG).

                                                                                   Value of        Percent of
                                   Owner and                                     Securities on     Class on an
Independent                     Relationship to                     Title of     an Aggregate       Aggregate
Board Member                      Board Member         Company        Class          Basis            Basis
------------                      ------------         -------        -----          -----            -----

John W. Ballantine                                  None
Henry P. Becton, Jr.                                None
Dawn-Marie Driscoll                                 None
Keith R. Fox                                        None
Paul K. Freeman                                     None
Kenneth C. Froewiss                                 None
Richard J. Herring                                  None
William McClayton                                   None
Rebecca W. Rimel                                    None
William N. Searcy, Jr.                              None
Jean Gleason Stromberg                              None
Robert H. Wadsworth                                 None

Securities Beneficially Owned

As of October 14, 2008, the Board Members and officers of the Trust owned, as a group, less than 1% of the outstanding shares of the Fund.

To the best of the Fund's knowledge, as of October 14, 2008, no person owned of record or beneficially 5% or more of any class of the Fund's outstanding shares, except as noted below.

DIMA FBO SCUDDER                                               254,017,376.220    6.65% of Institutional Class
FUNDS C/O STATE STREET
BOSTON MA  02111-2901

DIMA FBO SCUDDER FUNDS C/O BGA                                 409,409,318.140    10.73% of Institutional Class
SECURITY LENDING OPERATIONS
ATTN DENNIS RILEY BGA
BOSTON MA  02110

DIMA FBO SCUDDER FUNDS C/O BBH                                 881,741,970.410    23.10% of Institutional Class
ATTN MGR GLOBAL SEC LENDING OPS
BOSTON MA  02109-3604

DIMA FBO SCUDDER FUNDS C/O METWEST                            1,373,797,946.040   35.99% of Institutional Class
ATTN ROB WOMACK/SCOTT PARKER
LOS ANGELES CA  90049-6242

DAMI FBO SCUDDER FUNDS C/O BGA                                 460,735,663.550    12.07% of Institutional Class
SECURITIES LENDING OPS
ATTN DENNIS RILEY
BOSTON MA  02110

DAMI FBO SCUDDER FUNDS C/O BBH                                 242,471,561.850    6.35% of Institutional Class
ATTN MGR GLOBAL SEC LENDING OPS
BOSTON MA  02109-3604





Agreement to Indemnify Independent Trustees for Certain Expenses

In connection with litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in certain DWS Funds (the "Affected Funds"), DIMA has agreed to indemnify and hold harmless the Affected Funds ("Fund Indemnification Agreement") against any and all loss, damage, liability and expense, arising from market timing or marketing and sales matters alleged in any enforcement actions brought by governmental authorities involving or potentially affecting the Affected Funds or DIMA ("Enforcement Actions") or that are the basis for private actions brought by shareholders of the Affected Funds against the Affected Funds, their directors and officers, DIMA and/or certain other parties ("Private Litigation"), or any proceedings or actions that may be threatened or commenced in the future by any person (including governmental authorities), arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation. In recognition of its undertaking to indemnify the Affected Funds and in light of the rebuttable presumption generally afforded to independent directors/trustees of investment companies that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify certain (or, with respect to certain Affected Funds, all) of the Independent Trustees of the Affected Funds, against certain liabilities the Independent Trustees may incur from the matters alleged in any Enforcement Actions or Private Litigation or arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, and advance expenses that may be incurred by the Independent Trustees in connection with any Enforcement Actions or Private Litigation. DIMA is not, however, required to provide indemnification and advancement of expenses: (1) with respect to any proceeding or action which the Affected Funds' Board determines that the Independent Trustees ultimately would not be entitled to indemnification or (2) for any liability of the Independent Trustees to the Funds or their shareholders to which the Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Independent Trustee's duties as a director or trustee of the Affected Funds as determined in a final adjudication in such action or proceeding. The estimated amount of any expenses that may be advanced to the Independent Trustees or indemnity that may be payable under the indemnity agreements is currently unknown. These agreements by DIMA will survive the termination of the investment management agreements between DIMA and the Affected Funds.




                             MANAGEMENT OF THE FUND

Investment Advisor



The Advisor is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

The Advisor or its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of the Fund, including outstanding loans to such issuers that could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate.

The Advisor, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An Advisor affiliate will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.


Pursuant to an investment management agreement between the Advisor and the Trust, on behalf of the Fund, (the "Investment Management Agreement"), the Advisor provides continuing investment management of the assets of the Fund. In addition to the investment management of the assets of the Fund, the Advisor determines the investments to be made for the Fund, including what portion of its assets remain uninvested in cash or cash equivalents, and with whom the orders for investments are placed, consistent with the Fund's policies as stated in its prospectus and this SAI, or as adopted by the Fund's Board. The Advisor will also monitor, to the extent not monitored by the Fund's administrator or other agent, the Fund's compliance with its investment and tax guidelines and other compliance policies.


The Advisor provides assistance to the Fund's Board in valuing the securities and other instruments held by the Fund, to the extent reasonably required by valuation policies and procedures that may be adopted by the Fund.

Pursuant to the Investment Management Agreement, (unless otherwise provided in the agreement or as determined by the Fund's Board and to the extent permitted by applicable law), the Advisor pays the compensation and expenses of all the Board members, officers, and executive employees of the Fund, including the Fund's share of payroll taxes, who are affiliated persons of the Advisor.

The Investment Management Agreement provides that the Fund is generally responsible for expenses that include: fees payable to the Advisor; outside legal, accounting or auditing expenses, including with respect to expenses related to negotiation, acquisition or distribution of portfolio investments; maintenance of books and records that are maintained by the Fund, the Fund's custodian, or other agents of the Fund; taxes and governmental fees; fees and expenses of the Fund's accounting agent, custodian, sub-custodians, depositories, transfer agents, dividend reimbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other instruments of the Fund; and litigation expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

The Investment Management Agreement allows the Advisor to delegate any of its duties under the Agreement to a subadvisor, subject to a majority vote of the Board of the Fund, including a majority of the Board who are not interested persons of the Fund, and, if required by applicable law, subject to a majority vote of the Fund's shareholders.

The Investment Management Agreement provides that the Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which the agreement relates, except a loss resulting from willful malfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under the agreement. The Investment Management Agreement may be terminated at any time, without payment of penalty, by either party or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice.

For all services provided under the Investment Management Agreement, the Fund pays the Advisor a fee, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.


The Board and shareholders have approved a subadvisor approval policy for the Fund (the "Subadvisor Approval Policy"). The Subadvisor Approval Policy permits the Advisor, subject to the approval of the Board, including a majority of its independent board members, to appoint and replace subadvisors and to amend sub-advisory contracts without obtaining shareholder approval. Under the Subadvisor Approval Policy, the Board, including its independent board members, will continue to evaluate and approve all new sub-advisory contracts between the Advisor and any subadvisor, as well as all changes to any existing sub-advisory contract. The Fund cannot implement the Subadvisor Approval Policy without the SEC either adopting revisions to current rules (as it proposed to do in October
2003) or granting the Fund exemptive relief from existing rules. The Fund and the Advisor would be subject to certain conditions imposed by the SEC (and certain conditions that may be imposed in the future within either exemptive relief or a rule) to ensure that the interests of the Fund and its shareholders are adequately protected whenever the Advisor acts under the Subadvisor Approval Policy, including any shareholder notice requirements.

Until October 31, 2009 the Advisor has contractually agreed to waive all or a portion of its management fee and reimburse or pay operating expenses of the Fund to the extent necessary to maintain the Fund's operating expenses at a ratio no higher than 0.12%, excluding certain expenses such as extraordinary expenses, taxes, brokerage and interest.

For the fiscal years ended June 30, 2008, 2007 and 2006 the Advisor or Deutsche Asset Management, Inc. ("DAMI"), the fund's investment advisor through December 31, 2006 earned $5,094,781, $3,676,075 and $3,348,699 respectively, as compensation for investment advisory services provided to the Fund. During the same periods, the applicable advisor waived and reimbursed $5,094, 781, $3,676,075 and $2,979,709, respectively, to the Fund to cover expenses.


The Advisor may not recoup any of its waived investment management fee.

The Advisor may enter into arrangements with affiliates and third-party service providers to perform various administrative, back-office and other services relating to client accounts. Such service providers may be located in the US or in non-US jurisdictions.

Administrator

The Fund has an administrative services agreement with Deutsche Investment Management Americas Inc. ("DIMA") (the "Administrative Services Agreement"), pursuant to which DIMA provides administrative services to the Fund including, among others, providing the Fund with personnel, preparing and making required filings on behalf of the Fund, maintaining books and records for the Fund, and monitoring the valuation of Fund securities. For all services provided under the Administrative Services Agreement, the Fund pays DIMA a fee, computed daily and paid monthly, of 0.10% of the Fund's average daily net assets.

Under the Administrative Services Agreement, DIMA is obligated on a continuous basis to provide such administrative services as the Board of the Fund reasonably deems necessary for the proper administration of the Fund. DIMA provides the Fund with personnel; arranges for the preparation and filing of the Fund's tax returns; prepares and submits reports and meeting materials to the Board and the shareholders; prepares and files updates to the Fund's prospectus and statement of additional information as well as other reports required to be filed by the SEC; maintains the Fund's records; provides the Fund with office space, equipment and services; supervises, negotiates the contracts of and monitors the performance of third parties contractors; oversees the tabulation of proxies; monitors the valuation of portfolio securities and monitors compliance with Board-approved valuation procedures; assists in establishing the accounting and tax policies of the Fund; assists in the resolution of accounting issues that may arise with respect to the Fund; establishes and monitors the Fund's operating expense budgets; reviews and processes the Fund's bills; assists in determining the amount of dividends and distributions available to be paid by the Fund, prepares and arranges dividend notifications and provides information to agents to effect payments thereof; provides to the Board periodic and special reports; provides assistance with investor and public relations matters; and monitors the registration of shares under applicable federal and state law. DIMA also performs certain fund accounting services under the Administrative Services Agreement. The Administrative Services Agreement provides that DIMA will not be liable under the Administrative Services Agreement except for willful misfeasance, bad faith or negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Prior to July 1, 2006, Investment Company Capital Corporation ("ICCC"), One South Street, Baltimore, Maryland, served as the Fund's administrator. The Administration and Services Agreement provided for the Trust to pay ICCC a fee computed daily and paid monthly at the annual rate of 0.02% of the average daily net assets of the Fund.


For the fiscal year ended June 30, 2008 DIMA earned $5,094,781 in administrative fees.

For the fiscal year ended June 30, 2007 DIMA earned $3,676,075 in administrative fees. For the fiscal year ended June 30, 2006, ICCC earned $669,740, as compensation for administration and other services provided to the Fund.

For the fiscal years ended June 30, 2008 and 2007, $2,769,046 and $2,713,468 of administration fees were waived. No administration fees were waived in 2006.





Pursuant to an agreement between the Administrator and State Street Bank and Trust Company, the Administrator has delegated certain administrative functions to SSB. The costs and expenses of such delegation are borne by the Administrator, not by the Fund.


Pursuant to DeAM procedures approved by the Boards on behalf of the DWS funds, proof of claim forms are routinely filed on behalf of the DWS funds by a third party service provider, with certain limited exceptions. The Boards of the DWS funds receive periodic reports regarding the implementation of these procedures.

Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act, as amended. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short-term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.


The Fund's advisor and its affiliates (including the Fund's Placement Agent,
DIDI) have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act (`Consolidated Code'). The Consolidated Code permits access persons to trade in securities that may be purchased or held by the Fund for their own accounts, subject to compliance with the Consolidated Code's preclearance requirements. In addition, the Consolidated Code also provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Consolidated Code also prohibits short-term trading profits and personal investment in initial public offerings and requires prior approval with respect to purchases of securities in private placements.


                                SERVICE PROVIDERS

Custodian

State Street Bank and Trust Company ("SSB"), 225 Franklin Street, Boston, MA 02110, serves as custodian for the Trust. As custodian, SSB holds the Fund's assets.

Transfer Agent


DWS Investments Service Company ("DIDI"), 222 South Riverside Plaza, Chicago, IL 60606-5808, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, DIDI maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. DIDI may be reimbursed by the Fund for its out-of-pocket expenses.

The Transfer Agent receives an annual service fee for each account of the Fund, based on the type of account. For open retail accounts, the fee is a flat fee ranging from $20.00 to $27.50 per account, for open wholesale money funds the fee is $32.50 per account, while for certain retirement accounts serviced on the recordkeeping system of ADP, Inc., the fee is a flat fee up to $3.60 per account (as of 2007, indexed to inflation) plus an asset based fee of up to 0.25% of average net assets. 1/12th of the annual service charge for each account is charged and payable to the Transfer Agent each month. A fee is charged for any account which at any time during the month had a share balance in the Fund. Smaller fees are also charged for closed accounts for which information must be retained on the Transfer Agent's system for up to 18 months after closing for tax reporting purposes.

Certain out-of-pocket expenses incurred by the Transfer Agent, including expenses of printing and mailing routine fund disclosure documents, costs of record retention and transaction processing costs are reimbursed by the Fund or are paid directly by the Fund. Certain additional out-of-pocket expenses, including costs of computer hardware and software, third party record-keeping and processing of proxy statements, may only be reimbursed by the Fund with the prior approval of the Fund's Board.





Effective April 1, 2007, DIDI is the Transfer Agent for all classes of all DWS funds.

Pursuant to a sub-transfer agency agreement between DISC and DST Systems, Inc. ("DST"), DISC has delegated certain transfer agent, dividend paying agent and shareholder servicing agent functions to DST. The costs and expenses of such delegation are borne by DISC, not by the Funds.




Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110, has been selected as Independent Registered Public Accounting Firm for the Trust.

Counsel

Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to the Advisor.


Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, serves as co-counsel to the Independent Trustees to the Trust.

Vedder Price P.C., 222 North LaSalle Street, Chicago, Illinois 60601, serves as co-counsel to the Independent Trustees to the Trust.


                           ORGANIZATION OF THE TRUST

The Trust is a Massachusetts business trust organized on March 26, 1990, under the laws of Massachusetts and is governed by an Amended and Restated Declaration of Trust that was approved by shareholders in the second quarter of 2006, as may be further amended from time to time (the "Declaration of Trust"). All shares issued and outstanding are fully paid and non-assessable (except as set forth below), transferable, have no pre-emptive or conversion rights (except as may be determined by the Board of Trustees) and are redeemable as described in this SAI and the Fund's prospectus. Each share has equal rights with each other share of the same class of the Fund as to voting, dividends, exchanges, conversion features and liquidation. Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held.

The Trust offers shares of beneficial interest of separate series, par value $0.001 per share.

The Fund generally is not required to hold meetings of its shareholders. Under the Declaration of Trust, however, shareholder meetings will be held in connection with the following matters to the extent and as provided in the Declaration of Trust and as required by applicable law: (a) the election or removal of trustees if a meeting is called for such purpose; (b) the termination of the Trust or the Fund; (c) an amendment of the Declaration of Trust; and (d) such additional matters as may be required by law or as the Trustees may determine to be necessary or desirable. Shareholders also vote upon changes in fundamental policies or restrictions.

The Declaration of Trust provides that shareholder meeting quorum requirements shall be established in the Trust's By-laws. The By-laws currently in effect provide that the presence in person or by proxy of the holders of thirty percent of the shares entitled to vote at a meeting (or of an individual series or class if required to vote separately) shall constitute a quorum for the transaction of business at meetings of shareholders of the Trust.

On any matter submitted to a vote of shareholders, all shares of the Trust entitled to vote shall, except as otherwise provided in the Trust's By-Laws, be voted in the aggregate as a single class without regard to series or classes of shares, except (a) when required by applicable law or when the Trustees shall have determined that the matter affects one or more series or classes of shares materially differently, shares shall be voted by individual series or class; and
(b) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only shareholders of such series or classes shall be entitled to vote thereon.

The Declaration of Trust provides that the Board of Trustees may, in its discretion, establish minimum investment amounts for shareholder accounts, impose fees on accounts that do not exceed a minimum investment amount and involuntarily redeem shares in any such account in payment of such fees. The Board of Trustees, in its sole discretion, also may cause the Trust to redeem all of the shares of the Trust or one or more series or classes held by any shareholder for any reason, to the extent permissible by the 1940 Act, including
(a) if the shareholder owns shares having an aggregate net asset value of less than a specified minimum amount, (b) if a particular shareholder's ownership of shares would disqualify a series from being a regulated investment company, (c) upon a shareholder's failure to provide sufficient identification to permit the Trust to verify the shareholder's identity, (d) upon a shareholder's failure to pay for shares or meet or maintain the qualifications for ownership of a particular class or series of shares, (e) if the Board of Trustees determines (or pursuant to policies established by the Board it is determined) that share ownership by a particular shareholder is not in the best interests of remaining shareholders, (f) when the Fund is requested or compelled to do so by governmental authority or applicable law and (g) upon a shareholder's failure to comply with a request for information with respect to the direct or indirect ownership of shares of the Trust. The Declaration of Trust also authorizes the Board of Trustees to terminate the Fund or any class without shareholder approval, and the Trust may suspend the right of shareholders to require the Trust to redeem shares to the extent permissible under the 1940 Act.

Upon the termination of the Trust or any series, after paying or adequately providing for the payment of all liabilities which may include the establishment of a liquidating trust or similar vehicle, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust property or property of the series, in cash or in kind or partly each, to the shareholders of the Trust or the series involved, ratably according to the number of shares of the Trust or such series held by the several shareholders of the Trust or such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of a series involved, provided that any distribution to the shareholders of a particular class of shares shall be made to such shareholders pro rata in proportion to the number of shares of such class held by each of them. The composition of any such distribution (e.g., cash, securities or other assets) shall be determined by the Trust in its sole discretion, and may be different among shareholders (including differences among shareholders in the same series or class).

Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for obligations of the Fund. The Declaration of Trust, however, disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Fund's trustees. Moreover, the Declaration of Trust provides for indemnification out of Fund property for all losses and expenses of any shareholder held personally liable for the obligations of the Fund and the Fund may be covered by insurance which the Trustees consider adequate to cover foreseeable tort claims. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered by the Advisor remote and not material, since it is limited to circumstances in which a disclaimer is inoperative and the Fund itself is unable to meet its obligations.

                                      TAXES

The following is a summary of certain material US federal income tax considerations regarding the purchase, ownership and disposition of shares in the Fund. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax advisor with respect to the specific federal, state, local and foreign tax consequences of investing in the Fund. The summary is based on the laws in effect on the date of this SAI, which are subject to change, possibly with retroactive effect.

Taxation of the Fund and Its Investments


The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), each taxable year. To so qualify, the Fund must meet certain income, asset diversification and minimum distribution requirements. For example, the Fund must derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in "qualified publicly traded partnerships" (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditionally permitted mutual fund income). The Fund must also diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, securities of other regulated investment companies, United States government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than United States government securities or securities of other regulated investment companies) of any one issuer or any two or more issuers each of which the Fund holds 20% or more of the outstanding voting stock and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships. Under the minimum distribution requirement, the Fund must distribute to its shareholders at least the sum of
(i) 90% of its "investment company taxable income" (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year.


As a regulated investment company, the Fund will not be subject to US federal income tax on its investment company taxable income and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund will be subject to income tax at regular corporate rates on any taxable income or gain that it does not distribute. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, and therefore does not anticipate incurring federal income tax liability.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gains (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or net capital gain retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The Trust anticipates that the Fund will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If for any taxable year the Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, the Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, would constitute dividends that are taxable to shareholders as dividend income, even though those distributions might otherwise (at least in part) have been treated in the shareholders' hands as long-term capital gains. However, such dividends would be eligible (i) to be treated as "qualified dividend income," in the case of individual and other noncorporate shareholders, potentially subject to reduced rates of federal income taxation for taxable years beginning before January 1, 2011 and (ii) for the 70% dividends received deduction for corporations in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the Fund failed to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

Foreign Investments. Income from investments in foreign stocks or securities may be subject to foreign taxes, including withholding and other taxes imposed by foreign jurisdictions. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Fund's assets to be invested in various countries will vary. The Fund will not be eligible to elect to treat any foreign taxes it pays as paid by its shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by the Fund will reduce the return from the Fund's investments.

The Fund may be required to treat amounts as taxable income or gain, subject to the distribution requirements referred to above, even though no corresponding amounts of cash are received concurrently, as a result of tax rules applicable to debt obligations acquired with "original issue discount," including zero-coupon or deferred payment bonds and pay-in-kind debt obligations, or to market discount if an election is made with respect to such market discount. The Fund may therefore be required to obtain cash to be used to satisfy these distribution requirements by selling securities at times that it might not otherwise be desirable to do so or borrowing the necessary cash, thereby incurring interest expenses.

US Shareholders

Dividends and Distributions. While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("long-term capital gain dividends"), if any, will be taxable to US shareholders as long-term capital gains, regardless of how long such shareholder has held Fund shares.


All other dividends of the Fund (including dividends from short-term capital gains) from its current and accumulated earnings and profits ("regular dividends") are generally subject to tax as ordinary income. Distributions in excess of the Fund's current and accumulated earnings and profits will, as to each US shareholder, be treated as a tax-free return of capital to the extent of a shareholder's basis in his shares of the Fund, and as a capital gain thereafter (if the shareholder holds his shares of the Fund as capital assets). US shareholders receiving distributions in the form of additional shares should be treated for US federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash distributions will receive and should have a cost basis in the shares received equal to such amount.

Special tax rules apply to Fund shareholders who are US individuals or pass-through entities (including trusts, partnerships, S corporations, common trust funds, nonpublicly offered regulated investment companies and real estate mortgage investment conduits) with at least one US individual holding an interest in the pass-through entity. In order to determine the shareholder's taxable income, the Fund will determine its current earnings and profits without taking into account any expenses that, if incurred by an individual, would be deductible, if at all, as miscellaneous itemized deductions. The US shareholders will be treated as having received or accrued a dividend in the amount of their allocable share of such expenses and will be treated as having paid or incurred an expense for production of income. The Fund may, however, make an election under which it will allocate 40% of its aggregate expenses to such shareholders. An individual shareholder may only deduct this amount to the degree that it, together with the shareholder's other miscellaneous itemized deductions, exceeds 2% of the shareholder's adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2008, the specified amount varies between a high of $159,950 for married individuals filing a joint return and a low of $79,975 for a married person filing a separate return) to deduct itemized deductions. Under such provision, miscellaneous itemized deductions in excess of 2% of adjusted gross income, together with the individual's other itemized deductions, will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the "additional limitation"). For taxable years beginning in 2008 and 2009, the additional limitation will be reduced by 2/3; and solely for taxable years beginning during the year 2010, this additional limitation will not apply. Moreover, miscellaneous itemized deductions are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

Sale of Shares. Any gain or loss realized by a US shareholder upon the sale or other disposition of shares of the Fund, if any, generally will be a capital gain or loss which will be long-term if the shares are held for more than one year and short-term if the shares are held for one year or less.


Non-US Shareholders

Dividends, Distributions and Sale of Shares. Regular dividends of the Fund paid to non-US shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-US shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-US shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-US shareholder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular US income tax as if the non-US shareholder were a US shareholder. A non-US corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

In general, United States federal withholding tax will not apply to any gain or income realized by a non-US shareholder in respect of any long-term capital gain dividends or upon the sale or other disposition of shares of the Fund.


For taxable years beginning before January 1, 2010, properly designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of the Fund's "qualified net interest income" (generally, the Fund's interest income from US sources, other than certain contingent interest, interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder and bank deposits, reduced by expenses that allocable to such income) and (ii) are paid in respect of the Fund's "qualified short-term capital gains" (generally, the excess of the Fund's net short term capital gain over the Fund's net long-term capital loss (if any) for such taxable year). However, depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The Fund does not currently anticipate making such designation. In the case of shares held through an intermediary, the intermediary may withhold even if the fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-US shareholders should contact their intermediaries with respect to the application of these rules to their accounts. In order to qualify for this exemption from withholding, a non-US shareholder will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or a substitute Form).


Every non-US shareholder is urged to consult his own tax advisor with respect to the application of this pending legislation to his own circumstances.

Notices


Every shareholder of the Fund will receive, if appropriate, various written notices after the close of the Fund's prior taxable year as to the federal income tax status of his or her dividends and distributions that were received from the Fund during the Fund's prior taxable year and, where applicable, his or her allocable share of Fund expenses.

If a shareholder recognizes a loss with respect to the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.


Backup Withholding

The Fund may be required to withhold US federal income tax on taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's US federal income tax liability.

Other Taxation

The Fund's shareholders may be subject to state and local taxes on their Fund distributions. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.

The foregoing is only a summary of certain material US federal income tax consequences affecting the Fund and its shareholders. Current and prospective shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.


                             PROXY VOTING GUIDELINES

The Fund has delegated proxy voting responsibilities to the Advisor, subject to the Board's general oversight. The Advisor votes proxies pursuant to the proxy voting policy and guidelines set forth in Appendix A to this SAI).

You may obtain information about how a fund voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the Securities and Exchange Commission's Web site at www.sec.gov or by visiting our Web site at: www.dws-investments.com (click on "proxy voting" at the bottom of the page).




                              FINANCIAL STATEMENTS


The financial statements for the Fund for the year ended June 30, 2008 are incorporated herein by reference to the Annual Report dated June 30, 2008. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.


                      APPENDIX A - PROXY VOTING GUIDELINES

      Deutsche Asset Management ("AM") Proxy Voting Policy and Guidelines


I.       INTRODUCTION

AM has adopted and implemented the following policies and procedures, which it believes are reasonably designed to ensure that proxies are voted in the best economic interest of clients, in accordance with its fiduciary duties and local regulation. In addition, AM's proxy policies reflect the fiduciary standards and responsibilities for ERISA accounts.

The attached guidelines represent a set of global recommendations that were determined by the Global Proxy Voting Sub-Committee ("the GPVSC"). These guidelines were developed to provide AM with a comprehensive list of recommendations that represent how AM will generally vote proxies for its clients. The recommendations derived from the application of these guidelines are not intended to influence the various AM legal entities either directly or indirectly by parent or affiliated companies. In addition, the organizational structures and documents of the various AM legal entities allows, where necessary or appropriate, the execution by individual AM subsidiaries of the proxy voting rights independently of any DB parent or affiliated company. This applies in particular to non U.S. fund management companies. The individuals that make proxy voting decisions are also free to act independently, subject to the normal and customary supervision by the management/boards of these AM legal entities.


II.      AM'S PROXY VOTING RESPONSIBILITIES

Proxy votes are the property of AM's advisory clients.(1) As such, AM's authority and responsibility to vote such proxies depend upon its contractual relationships with its clients. AM has delegated responsibility for effecting its advisory clients' proxy votes to Institutional Shareholder Services ("ISS"), an independent third-party proxy voting specialist. ISS votes AM's advisory clients' proxies in accordance with AM's proxy guidelines or AM's specific instructions. Where a client has given specific instructions as to how a proxy should be voted, AM will notify ISS to carry out those instructions. Where no specific instruction exists, AM will follow the procedures in voting the proxies set forth in this document. Certain Taft-Hartley clients may direct AM to have ISS vote their proxies in accordance with Taft Hartley voting Guidelines

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(1) For purposes of these Policies and Procedures, "clients" refers to persons or entities: for which AM serves as investment adviser or sub-adviser; for which AM votes proxies; and that have an economic or beneficial ownership interest in the portfolio securities of issuers soliciting such proxies.

Clients may in certain instances contract with their custodial agent and notify AM that they wish to engage in securities lending transactions. In such cases, it is the responsibility of the custodian to deduct the number of shares that are on loan so that they do not get voted twice.


III.     POLICIES

1. Proxy voting activities are conducted in the best economic interest of clients

AM has adopted the following policies and procedures to ensure that proxies are voted in accordance with the best economic interest of its clients, as determined by AM in good faith after appropriate review.

2.       The Global Proxy Voting Sub-Committee

The Global Proxy Voting Sub-Committee (the "GPVSC") is an internal working group established by the applicable AM's Investment Risk Oversight Committee pursuant to a written charter. The GPVSC is responsible for overseeing AM's proxy voting activities, including:

(i) adopting, monitoring and updating guidelines, attached as Exhibit A (the "Guidelines"), that provide how AM will generally vote proxies pertaining to a comprehensive list of common proxy voting matters;

(ii) voting proxies where (A) the issues are not covered by specific client instruction or the Guidelines; (B) the Guidelines specify that the issues are to be determined on a case-by-case basis; or (C) where an exception to the Guidelines may be in the best economic interest of AM's clients; and

(iii) monitoring the Proxy Vendor Oversight's proxy voting activities (see below).

AM's Proxy Vendor Oversight, a function of AM's Operations Group, is responsible for coordinating with ISS to administer AM's proxy voting process and for voting proxies in accordance with any specific client instructions or, if there are none, the Guidelines, and overseeing ISS' proxy responsibilities in this regard.

3. Availability of Proxy Voting Policies and Procedures and proxy voting record

Copies of these Policies and Procedures, as they may be updated from time to time, are made available to clients as required by law and otherwise at AM's discretion. Clients may also obtain information on how their proxies were voted by AM as required by law and otherwise at AM's discretion; however, AM must not selectively disclose its investment company clients' proxy voting records. The Proxy Vendor Oversight will make proxy voting reports available to advisory clients upon request. The investment companies' proxy voting records will be disclosed to shareholders by means of publicly-available annual filings of each company's proxy voting record for 12-month periods ended June 30 (see "Recordkeeping" below), if so required by relevant law.


IV.      PROCEDURES

The key aspects of AM's proxy voting process are as follows:

1.       The GPVSC's Proxy Voting Guidelines

The Guidelines set forth the GPVSC's standard voting positions on a comprehensive list of common proxy voting matters. The GPVSC has developed, and continues to update the Guidelines based on consideration of current corporate governance principles, industry standards, client feedback, and the impact of the matter on issuers and the value of the investments.

The GPVSC will review the Guidelines as necessary to support the best economic interests of AM's clients and, in any event, at least annually. The GPVSC will make changes to the Guidelines, whether as a result of the annual review or otherwise, taking solely into account the best economic interests of clients. Before changing the Guidelines, the GPVSC will thoroughly review and evaluate the proposed change and the reasons therefore, and the GPVSC Chair will ask GPVSC members whether anyone outside of the AM organization (but within Deutsche Bank and its affiliates) or any entity that identifies itself as a AM advisory client has requested or attempted to influence the proposed change and whether any member has a conflict of interest with respect to the proposed change. If any such matter is reported to the GPVSC Chair, the Chair will promptly notify the Conflicts of Interest Management Sub-Committee (see below) and will defer the approval, if possible. Lastly, the GPVSC will fully document its rationale for approving any change to the Guidelines.

The Guidelines may reflect a voting position that differs from the actual practices of the public company(ies) within the Deutsche Bank organization or of the investment companies for which AM or an affiliate serves as investment adviser or sponsor. Investment companies, particularly closed-end investment companies, are different from traditional operating companies. These differences may call for differences in voting positions on the same matter. Further, the manner in which AM votes investment company proxies may differ from proposals for which a AM-advised or sponsored investment company solicits proxies from its shareholders. As reflected in the Guidelines, proxies solicited by closed-end (and open-end) investment companies are generally voted in accordance with the pre-determined guidelines of ISS. See Section IV.3.B.

Funds ("Underlying Funds") in which Topiary Fund Management Fund of Funds (each, a "Fund") invest, may from time to time seek to revise their investment terms (i.e. liquidity, fees, etc.) or investment structure. In such event, the Underlying Funds may require approval/consent from its investors to effect the relevant changes. Topiary Fund Management has adopted Proxy Voting Procedures which outline the process for these approvals.

2.       Specific proxy voting decisions made by the GPVSC

The Proxy Vendor Oversight will refer to the GPVSC all proxy proposals (i) that are not covered by specific client instructions or the Guidelines; or (ii) that, according to the Guidelines, should be evaluated and voted on a case-by-case basis.

Additionally, if, the Proxy Vendor Oversight, the GPVSC Chair or any member of the GPVSC, a portfolio manager, a research analyst or a sub-adviser believes that voting a particular proxy in accordance with the Guidelines may not be in the best economic interests of clients, that individual may bring the matter to the attention of the GPVSC Chair and/or the Proxy Vendor Oversight.(2)

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(2) The Proxy Vendor Oversight generally monitors upcoming proxy solicitations for heightened attention from the press or the industry and for novel or unusual proposals or circumstances, which may prompt the Proxy Vendor Oversight to bring the solicitation to the attention of the GPVSC Chair. AM portfolio managers, AM research analysts and sub-advisers also may bring a particular proxy vote to the attention of the GPVSC Chair, as a result of their ongoing monitoring of portfolio securities held by advisory clients and/or their review of the periodic proxy voting record reports that the GPVSC Chair distributes to AM portfolio managers and AM research analysts.

If the Proxy Vendor Oversight refers a proxy proposal to the GPVSC or the GPVSC determines that voting a particular proxy in accordance with the Guidelines is not in the best economic interests of clients, the GPVSC will evaluate and vote the proxy, subject to the procedures below regarding conflicts.

The GPVSC endeavors to hold meetings to decide how to vote particular proxies sufficiently before the voting deadline so that the procedures below regarding conflicts can be completed before the GPVSC's voting determination.


3.       Certain proxy votes may not be cast

In some cases, the GPVSC may determine that it is in the best economic interests of its clients not to vote certain proxies. If the conditions below are met with regard to a proxy proposal, AM will abstain from voting:

|X|      Neither the Guidelines nor specific client instructions cover an issue;

|X|      ISS does not make a recommendation on the issue;

|X| The GPVSC cannot convene on the proxy proposal at issue to make a determination as to what would be in the client's best interest. (This could happen, for example, if the Conflicts of Interest Management Sub-committee found that there was a material conflict or if despite all best efforts being made, the GPVSC quorum requirement could not be met).

In addition, it is AM's policy not to vote proxies of issuers subject to laws of those jurisdictions that impose restrictions upon selling shares after proxies are voted, in order to preserve liquidity. In other cases, it may not be possible to vote certain proxies, despite good faith efforts to do so. For example, some jurisdictions do not provide adequate notice to shareholders so that proxies may be voted on a timely basis. Voting rights on securities that have been loaned to third-parties transfer to those third-parties, with loan termination often being the only way to attempt to vote proxies on the loaned securities. Lastly, the GPVSC may determine that the costs to the client(s) associated with voting a particular proxy or group of proxies outweighs the economic benefits expected from voting the proxy or group of proxies.

The Proxy Vendor Oversight will coordinate with the GPVSC Chair regarding any specific proxies and any categories of proxies that will not or cannot be voted. The reasons for not voting any proxy shall be documented.

4.       Conflict of Interest Procedures

A.       Procedures to Address Conflicts of Interest and Improper Influence

Overriding Principle. In the limited circumstances where the GPVSC votes proxies,(3) the GPVSC will vote those proxies in accordance with what it, in good faith, determines to be the best economic interests of AM's clients.(4)

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(3) As mentioned above, the GPVSC votes proxies (i) where neither a specific client instruction nor a Guideline directs how the proxy should be voted, (ii) where the Guidelines specify that an issue is to be determined on a case by case basis or (iii) where voting in accordance with the Guidelines may not be in the best economic interests of clients.

(4) The Proxy Vendor Oversight, who serves as the non-voting secretary of the GPVSC, may receive routine calls from proxy solicitors and other parties interested in a particular proxy vote. Any contact that attempts to exert improper pressure or influence shall be reported to the Conflicts of Interest Management Sub-Committee.

Independence of the GPVSC. As a matter of Compliance policy, the GPVSC and the Proxy Vendor Oversight are structured to be independent from other parts of Deutsche Bank. Members of the GPVSC and the employee responsible for Proxy Vendor Oversight are employees of AM. As such, they may not be subject to the supervision or control of any employees of Deutsche Bank Corporate and Investment Banking division ("CIB"). Their compensation cannot be based upon their contribution to any business activity outside of AM without prior approval of Legal and Compliance. They can have no contact with employees of Deutsche Bank outside of the Private Client and Asset Management division ("PCAM") regarding specific clients, business matters or initiatives without the prior approval of Legal and Compliance. They furthermore may not discuss proxy votes with any person outside of AM (and within AM only on a need to know basis).

Conflict Review Procedures. There will be a committee (the "Conflicts of Interest Management Sub-Committee") established within AM that will monitor for potential material conflicts of interest in connection with proxy proposals that are to be evaluated by the GPVSC. Promptly upon a determination that a vote shall be presented to the GPVSC, the GPVSC Chair shall notify the Conflicts of Interest Management Sub-Committee. The Conflicts of Interest Management Sub-Committee shall promptly collect and review any information deemed reasonably appropriate to evaluate, in its reasonable judgment, if AM or any person participating in the proxy voting process has, or has the appearance of, a material conflict of interest. For the purposes of this policy, a conflict of interest shall be considered "material" to the extent that a reasonable person could expect the conflict to influence, or appear to influence, the GPVSC's decision on the particular vote at issue. GPVSC should provide the Conflicts of Interest Management Sub-Committee a reasonable amount of time (no less than 24 hours) to perform all necessary and appropriate reviews. To the extent that a conflicts review can not be sufficiently completed by the Conflicts of Interest Management Sub-Committee the proxies will be voted in accordance with the standard guidelines.

The information considered by the Conflicts of Interest Management Sub-Committee may include without limitation information regarding (i) AM client relationships; (ii) any relevant personal conflict known by the Conflicts of Interest Management Sub-Committee or brought to the attention of that sub-committee; (iii) and any communications with members of the GPVSC (or anyone participating or providing information to the GPVSC) and any person outside of the AM organization (but within Deutsche Bank and its affiliates) or any entity that identifies itself as a AM advisory client regarding the vote at issue. In the context of any determination, the Conflicts of Interest Management Sub-Committee may consult with, and shall be entitled to rely upon, all applicable outside experts, including legal counsel.

Upon completion of the investigation, the Conflicts of Interest Management Sub-Committee will document its findings and conclusions. If the Conflicts of Interest Management Sub-Committee determines that (i) AM has a material conflict of interest that would prevent it from deciding how to vote the proxies concerned without further client consent or (ii) certain individuals should be recused from participating in the proxy vote at issue, the Conflicts of Interest Management Sub-Committee will so inform the GPVSC chair.

If notified that AM has a material conflict of interest as described above, the GPVSC chair will obtain instructions as to how the proxies should be voted either from (i) if time permits, the effected clients, or (ii) in accordance with the standard guidelines. If notified that certain individuals should be recused from the proxy vote at issue, the GPVSC Chair shall do so in accordance with the procedures set forth below.

Note: Any AM employee who becomes aware of a potential, material conflict of interest in respect of any proxy vote to be made on behalf of clients shall notify Compliance. Compliance shall call a meeting of the conflict review committee to evaluate such conflict and determine a recommended course of action.

Procedures to be followed by the GPVSC. At the beginning of any discussion regarding how to vote any proxy, the GPVSC Chair (or his or her delegate) will inquire as to whether any GPVSC member (whether voting or ex officio) or any person participating in the proxy voting process has a personal conflict of interest or has actual knowledge of an actual or apparent conflict that has not been reported to the Conflicts of Interest Management Sub-Committee.

The GPVSC Chair also will inquire of these same parties whether they have actual knowledge regarding whether any director, officer or employee outside of the AM organization (but within Deutsche Bank and its affiliates) or any entity that identifies itself as a AM advisory client, has: (i) requested that AM, the Proxy Vendor Oversight (or any member thereof) or a GPVSC member vote a particular proxy in a certain manner; (ii) attempted to influence AM, the Proxy Vendor Oversight (or any member thereof), a GPVSC member or any other person in connection with proxy voting activities; or (iii) otherwise communicated with a GPVSC member or any other person participating or providing information to the GPVSC regarding the particular proxy vote at issue, and which incident has not yet been reported to the Conflicts of Interest Management Sub- Committee.

If any such incidents are reported to the GPVSC Chair, the Chair will promptly notify the Conflicts of Interest Management Sub-Committee and, if possible, will delay the vote until the Conflicts of Interest Management Sub-Committee can complete the conflicts report. If a delay is not possible, the Conflicts of Interest Management Sub-Committee will instruct the GPVSC whether anyone should be recused from the proxy voting process, or whether AM should vote the proxy in accordance with the standard guidelines, seek instructions as to how to vote the proxy at issue from ISS or, if time permits, the effected clients. These inquiries and discussions will be properly reflected in the GPVSC's minutes.

Duty to Report. Any AM employee, including any GPVSC member (whether voting or ex officio), that is aware of any actual or apparent conflict of interest relevant to, or any attempt by any person outside of the AM organization (but within Deutsche Bank and its affiliates) or any entity that identifies itself as a AM advisory client to influence, how AM votes its proxies has a duty to disclose the existence of the situation to the GPVSC Chair (or his or her designee) and the details of the matter to the Conflicts of Interest Management Sub-Committee. In the case of any person participating in the deliberations on a specific vote, such disclosure should be made before engaging in any activities or participating in any discussion pertaining to that vote.

Recusal of Members. The GPVSC will recuse from participating in a specific proxy vote any GPVSC members (whether voting or ex officio) and/or any other person who (i) are personally involved in a material conflict of interest; or (ii) who, as determined by the Conflicts of Interest Management Sub-Committee, have actual knowledge of a circumstance or fact that could effect their independent judgment, in respect of such vote. The GPVSC will also exclude from consideration the views of any person (whether requested or volunteered) if the GPVSC or any member thereof knows, or if the Conflicts of Interest Management Sub-Committee has determined, that such other person has a material conflict of interest with respect to the particular proxy, or has attempted to influence the vote in any manner prohibited by these policies.

If, after excluding all relevant GPVSC voting members pursuant to the paragraph above, there are three or more GPVSC voting members remaining, those remaining GPVSC members will determine how to vote the proxy in accordance with these Policies and Procedures. If there are fewer than three GPVSC voting members remaining, the GPVSC Chair will vote the proxy in accordance with the standard guidelines, will obtain instructions as to how to have the proxy voted from, if time permits, the effected clients and otherwise from ISS.

B.       Investment Companies and Affiliated Public Companies

Investment Companies. As reflected in the Guidelines, all proxies solicited by open-end and closed-end investment companies are voted in accordance with the pre-determined guidelines of ISS, unless the investment company client directs AM to vote differently on a specific proxy or specific categories of proxies. However, regarding investment companies for which AM or an affiliate serves as investment adviser or principal underwriter, such proxies are voted in the same proportion as the vote of all other shareholders (i.e., "mirror" or "echo" voting). Master fund proxies solicited from feeder funds are voted in accordance with applicable provisions of Section 12 of the Investment Company Act of 1940.

Subject to participation agreements with certain Exchange Traded Funds ("ETF") issuers that have received exemptive orders from the U.S. Securities and Exchange Commission allowing investing DWS funds to exceed the limits set forth in Section 12(d)(1)(A) and (B) of the Investment Company Act of 1940, DeAM will echo vote proxies for ETFs in which Deutsche Bank holds more than 25% of outstanding voting shares globally when required to do so by participation agreements and SEC orders.

Affiliated Public Companies. For proxies solicited by non-investment company issuers of or within the Deutsche Bank organization, e.g., Deutsche bank itself, these proxies will be voted in the same proportion as the vote of other shareholders (i.e., "mirror" or "echo" voting).

Note: With respect to the QP Trust (not registered under the Investment Company Act of 1940), the Fund is not required to engage in echo voting and the investment adviser will use these Guidelines, and may determine, with respect to the QP Trust, to vote contrary to the positions in the Guidelines, consistent with the Fund's best interest.

C.       Other Procedures That Limit Conflicts of Interest

AM and other entities in the Deutsche Bank organization have adopted a number of policies, procedures and internal controls that are designed to avoid various conflicts of interest, including those that may arise in connection with proxy voting, including:

|X| Deutsche Bank Americas Restricted Activities Policy. This policy provides for, among other things, independence of AM employees from CIB, and information barriers between AM and other affiliates. Specifically, no AM employee may be subject to the supervision or control of any employee of CIB. No AM employee shall have his or her compensation based upon his or her contribution to any business activity within the Bank outside of the business of AM, without the prior approval of Legal or Compliance. Further, no employee of CIB shall have any input into the compensation of a AM employee without the prior approval of Legal or Compliance. Under the information barriers section of this policy, as a general rule, AM employees who are associated with the investment process should have no contact with employees of Deutsche Bank or its affiliates, outside of PCAM, regarding specific clients, business matters, or initiatives. Further, under no circumstances should proxy votes be discussed with any Deutsche Bank employee outside of AM (and should only be discussed on a need-to-know basis within AM).

Other relevant internal policies include the Deutsche Bank Americas Code of Professional Conduct, the Deutsche Bank Americas Confidential and Inside Information Policy, the Deutsche Asset Management Code of Ethics, the Sarbanes-Oxley Senior Officer Code of Ethics, and the Deutsche Bank Group Code of Conduct. The GPVSC expects that these policies, procedures and internal controls will greatly reduce the chance that the GPVSC (or, its members) would be involved in, aware of or influenced by, an actual or apparent conflict of interest.


V.       RECORDKEEPING

At a minimum, the following types of records must be properly maintained and readily accessible in order to evidence compliance with this policy.

|X| AM will maintain a record of each vote cast by AM that includes among other things, company name, meeting date, proposals presented, vote cast and shares voted.

|X| The Proxy Vendor Oversight maintains records for each of the proxy ballots it votes. Specifically, the records include, but are not limited to:

         o The proxy statement (and any additional solicitation materials) and relevant portions of annual statements.

         o Any additional information considered in the voting process that may be obtained from an issuing company, its agents or proxy research firms.

         o Analyst worksheets created for stock option plan and share increase analyses.

         o        Proxy Edge print-screen of actual vote election.

|X| AM will retain these Policies and Procedures and the Guidelines; will maintain records of client requests for proxy voting information; and will retain any documents the Proxy Vendor Oversight or the GPVSC prepared that were material to making a voting decision or that memorialized the basis for a proxy voting decision.

|X| The GPVSC also will create and maintain appropriate records documenting its compliance with these Policies and Procedures, including records of its deliberations and decisions regarding conflicts of interest and their resolution.

|X| With respect to AM's investment company clients, ISS will create and maintain records of each company's proxy voting record for 12-month periods ended June 30. AM will compile the following information for each matter relating to a portfolio security considered at any shareholder meeting held during the period covered by the report and with respect to which the company was entitled to vote:

         o        The name of the issuer of the portfolio security;

         o The exchange ticker symbol of the portfolio security (if symbol is available through reasonably practicable means);

         o The Council on Uniform Securities Identification Procedures number for the portfolio security (if the number is available through reasonably practicable means);

         o        The shareholder meeting date;

         o        A brief identification of the matter voted on;

         o Whether the matter was proposed by the issuer or by a security holder;

         o        Whether the company cast its vote on the matter;

         o How the company cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and

         o        Whether the company cast its vote for or against management.

Note: This list is intended to provide guidance only in terms of the records that must be maintained in accordance with this policy. In addition, please note that records must be maintained in accordance with the applicable AM Records Management Policy.

With respect to electronically stored records, "properly maintained" is defined as complete, authentic (unalterable) usable and backed-up. At a minimum, records should be retained for a period of not less than six years (or longer, if necessary to comply with applicable regulatory requirements), the first three years in an appropriate AM office.


VI.      THE GPVSC'S OVERSIGHT ROLE

In addition to adopting the Guidelines and making proxy voting decisions on matters referred to it as set forth above, the GPVSC will monitor the proxy voting process by reviewing summary proxy information presented by ISS. The GPVSC will use this review process to determine, among other things, whether any changes should be made to the Guidelines. This review will take place at least quarterly and will be documented in the GPVSC's minutes.


                       APPENDIX B - RATINGS OF INVESTMENTS


Bond and Commercial Paper Ratings

Set forth below are descriptions of ratings which represent opinions as to the quality of the securities. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality.

Moody's Investors Service, Inc.'s Corporate Bond Ratings

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds which are rated Baa are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Moody's Investors Service, Inc.'s Short-Term Debt Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of one year.

Issuers rated Prime-1 or P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 or P-1 repayment ability will often be evidenced by many of the following characteristics:

Leading market positions in well-established industries.

High rates of return on funds employed.

Conservative capitalization structure with moderate reliance on debt and ample asset protection.

Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 or P-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Standard & Poor's Ratings Group's Corporate Bond Ratings

Investment Grade

AAA: Debt rated AAA has the highest rating assigned by S&P's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Speculative Grade

Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

CCC: Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC: The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

C: The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

C1: The Rating C1 is reserved for income bonds on which no interest is being paid.

D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NY: Bonds may lack a S&P's rating because no public rating has been requested, because there is insufficient information on which to base a rating, or because S&P's does not rate a particular type of obligation as a matter of policy.

Standard & Poor's Ratings Group's Commercial Paper Ratings

A: S&P's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Fitch Investors Service, Inc. Bond Ratings

Investment Grade

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

High Yield Grade

BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default of interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

Plus (+) or Minus (-): The ratings from AA to C may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.

NR: Indicates that Fitch does not rate the specific issue.

Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Fitch Investors Service, Inc.

Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

Duff & Phelps Bond Ratings

Investment Grade

AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free US Treasury debt.

AA+, AA, and AA-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A+, A, and A-: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB+, BBB, and BBB-: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

High Yield Grade

BB+, BB, and BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

B+, B, and B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

CCC: Well below investment grade securities. Considerable uncertainty exists as to timely payment of principal interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

Preferred stocks are rated on the same scale as bonds but the preferred rating gives weight to its more junior position in the capital structure. Structured financings are also rated on this scale.

Duff & Phelps Paper/Certificates of Deposit Ratings

Category 1: Top Grade

Duff 1 plus: Highest certainty of timely payment. Short-term liquidity including internal operating factors and/or ready access to alternative sources of funds, is outstanding, and safety is just below risk-free US Treasury short-term obligations.

Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are minor.

Duff 1 minus: High certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small.

Category 2: Good Grade

Duff 2: Good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing Funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

Category 3: Satisfactory Grade

Duff 3: Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless timely payment is expected.

No ratings are issued for companies whose paper is not deemed to be of investment grade.

---------------------------------

Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated bonds. A Fund is dependent on the investment advisor's or investment sub-advisor's judgment, analysis and experience in the evaluation of such bonds.

Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

Note:

1          The ratings indicated herein are believed to be the most recent ratings available at the date of this SAI for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of a Fund's fiscal year end.


Investment Advisor
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
345 Park Avenue
New York, NY 10154

Administrator
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
345 Park Avenue
New York, NY 10154


Transfer Agent
DWS INVESTMENTS SERVICE COMPANY
222 South Riverside Plaza
Chicago, IL 60606

Distributor and Placement Agent
DWS INVESTMENTS DISTRIBUTORS, INC.
222 South Riverside Plaza
Chicago, IL 60606


Custodian
STATE STREET BANK AND TRUST COMPANY
225 Franklin Street
Boston, MA 02110

Independent Registered Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
125 High Street
Boston, MA 02110

Counsel
WILLKIE FARR & GALLAGHER
LLP
787 Seventh Avenue
New York, NY  10019

--------------------


No person has been authorized to give any information or to make any representations other than those contained in the Fund's prospectus or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's prospectus nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.
--------------------

                                                PART C. OTHER INFORMATION

Item 23           Exhibits:
-------           ---------
(a)      Amended and Restated Declaration of Trust dated June 2, 2008; (20)
         (i)      Amended and Restated Designation of Series and Classes dated June 27, 2006; (14)
         (ii)     Redesignation of Class of Shares of Beneficial Interest dated October 20, 2006; (16)
         (iii)    Restated Designation of Series and Classes of Shares of Beneficial Interest dated December 20, 2006; (16)

(b)      By-Laws, dated April 1, 2008; (20)

(c)      Incorporated by reference to (a) above;

(d)      Amended and Restated Investment Management Agreement dated July 1, 2006, on behalf of DWS Commodity Securities Fund, DWS
         EAFE Equity Index Fund, DWS U.S. Bond Index Fund; Cash Management Fund Institutional, Cash Reserves Fund Institutional,
         Treasury Money Fund Investment, DWS Equity 500 Index Fund, Daily Assets Fund Institutional, DWS Inflation Protected Plus
         Fund; (15)
         (i)      Sub-Advisory Agreement between Deutsche Investment Management Americas Inc. and Northern Trust Investments, N.A.,
                  dated April 25, 2003, as revised January 1, 2007; (17)

(e)      Distribution Agreement dated August 19, 2002; (3)
         (i)      Exclusive Placement Agent Agreement dated August 19, 2002; (3)
         (ii)     Amendment to Distribution Agreement dated August 19, 2002; (3)

(f)      Bonus or Profit Sharing Contracts -- Not applicable;

(g)      Master Custody Contract between Registrant and State Street Bank and Trust Company, dated March 22, 2007; (18)
         (i)      Master Custodian Agreement between Registrant, on behalf of DWS Commodity Securities Fund, and Brown Brothers
                  Harriman & Co., dated February 1, 2007; (17)

(h)      Amended Administrative Services Agreement dated June 1, 2006 and revised as of October 1, 2007, between the Registrant and
         Deutsche Investment Management Americas Inc.; (19)
         (i)      Form of Indemnification Agreements; (7)
         (ii)     Shareholder Services Plan dated June 1, 2006 on behalf of Cash Management Fund Institutional, Cash Reserves Fund
                  Institutional and Treasury Money Fund Investment; (15)
(iii)    Form of Mutual Fund Rule 22c-2 Information Sharing Agreement between Registrant and DWS Scudder Distributors, Inc. and certain financial intermediaries; (21)
(iv)     Form of Expense Limitation Agreement, dated October 1, 2007, between the Registrant and Deutsche Investment Management
                  Americas Inc.; (21)
         (v)      Transfer Agency and Service Agreement between Registrant and DWS Scudder Investments Service Company, dated
                  July 1, 2006; (16)

(i)      Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to DWS EAFE(R) Equity Index Fund and DWS
         U.S. Bond Index Fund; (12)
         (i)      Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to DWS EAFE(R) Equity
                  Index Fund and DWS U.S. Bond Index Fund; (12)
         (ii)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to Scudder Commodities Securities
                  Fund; (8)
         (iii)    Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Commodities
                  Securities Fund; (8)
         (iv)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to Scudder Inflation Protected
                  Plus Fund; (10)



         (v)      Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Inflation
                  Protected Plus Fund; (10)
         (vi)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to Scudder Cash Management Fund
                  Institutional, Scudder Cash Reserves Fund Institutional, Scudder Treasury Money Fund Institutional and Scudder
                  Equity 500 Index Fund; (6)
         (vii)    Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Cash Management
                  Fund Institutional, Scudder Cash Reserves Fund Institutional, Scudder Treasury Money Fund Institutional and
                  Scudder Equity 500 Index Fund; (6)

(j)      Consent of Independent Registered Public Accounting firm (filed herein);

(k)      Omitted Financial Statements - Not Applicable;

(l)      Investment representation letter of initial shareholder of Equity 500 Index Fund; (2)
         (i)      Investment representation letter of initial shareholder of Daily Assets Fund Institutional; (1)
         (ii)     Purchase Agreement dated February 4, 2005, between Scudder Institutional Funds, on behalf of Scudder Commodities
                  Fund, and Deutsche Investment Management Americas Inc.; (9)
         (iii)    Purchase Agreement dated June 27, 2005, between Scudder Institutional Funds, on behalf of DWS Inflation Protected
                  Plus Fund, and Deutsche Asset Management, Inc.; (10)

(m)      Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class A Shares; (14)
         (i)      Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class B Shares; (14)
         (ii)     Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class C Shares; (14)
         (iii)    Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class A Shares; (15)
         (iv)     Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class B Shares; (15)
         (v)      Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class C Shares; (15)

(n)      Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated June 27, 2005; (10)
         (i)      Form of Amended and Restated Multi-Distribution System Plan; (16)

(p)      Code of Ethics for Deutsche Bank - Deutsche Asset Management - U.S., dated January 1, 2008; (18)
         (i)      Consolidated Fund Code of Ethics dated March 14, 2006; (15)
         (ii)     The Code of Ethics of Northern Trust Investments, N.A. dated February 1, 2005; (11)

--------------------

(1)      Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the
         Commission on September 24, 1996.

(2)      Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the
         Commission on April 30, 1992.

(3)      Incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement as filed with the Commission on
         February 24, 2003.

(4)      Incorporated by reference to Post-Effective Amendment No. 39 to the Registration Statement as filed with the Commission on
         April 30, 2003.

(5)      Incorporated by reference to Post-Effective Amendment No. 41 to the Registration Statement as filed with the Commission on
         February 27, 2004.

(6)      Incorporated by reference to Post-Effective Amendment No. 42 to the Registration Statement as filed with the Commission on
         April 29, 2004.

(7)      Incorporated by reference to Post-Effective Amendment No. 43 to the Registration Statement as filed with the Commission on
         November 16, 2004.


                                       3

(8)      Incorporated by reference to Post-Effective Amendment No. 45 to the Registration Statement as filed with the Commission on
         January 28, 2005.

(9)      Incorporated by reference to Post-Effective Amendment No. 46 to the Registration Statement as filed with the Commission on
         February 4, 2005.

(10)     Incorporated by reference to Post-Effective Amendment No. 54 to the Registration Statement as filed with the Commission on
         July 1, 2005.

(11)     Incorporated by reference to Post-Effective Amendment No. 62 to the Registration Statement as filed with the Commission on
         April 28, 2006.

(12)     Incorporated by reference to Post-Effective Amendment No. 65 to the Registration Statement as filed with the Commission on
         June 13, 2006;

(13)     Incorporated by reference to Post-Effective Amendment No. 66 to the Registration Statement as filed with the Commission on
         June 30, 2006.

(14)     Incorporated by reference to Post-Effective Amendment No. 67 to the Registration Statement as filed with the Commission on
         September 29, 2006.

(15)     Incorporated by reference to Post-Effective Amendment No. 68 to the Registration Statement as filed with the Commission on
         January 26, 2007.

(16)     Incorporated by reference to Post-Effective Amendment No. 69 to the Registration Statement as filed with the Commission on
         April 30, 2007.

(17)     Incorporated by reference to Post-Effective Amendment No. 70 to the Registration Statement as filed with the Commission on
         October 1, 2007.

(18)     Incorporated by reference to Post-Effective Amendment No. 71 to the Registration Statement as filed with the Commission on
         January 28, 2008.

(19)     Incorporated by reference to Post-Effective Amendment No. 72 to the Registration Statement as filed with the Commission on
         April 29, 2008.

(20)     Incorporated by reference to Post-Effective Amendment No. 73 to the Registration Statement as filed with the Commission on
         September 30, 2008.

(21)     Filed herein.


Item 24           Persons Controlled by or under Common Control with the
-------           ------------------------------------------------------
                  Registrant:
                  -----------


                  Information pertaining to persons controlled by or under common control with Registrant is incorporated by reference from the Statement of Additional Information contained in Part B of this Registration Statement.


Item 25           Indemnification:
-------           ----------------

                  Article IV of the Registrant's Agreement and Declaration of Trust (Exhibit (a) hereto, which is incorporated herein by reference) provides in effect that the Registrant will indemnify its officers and trustees under certain circumstances. However, in accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940 and its own terms, said Article of the

                  Agreement and Declaration of Trust does not protect any person against any liability to the Registrant or its shareholders to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                  The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

                  On April 5, 2002, Zurich Scudder Investments, Inc. ("Scudder"), the investment adviser, now known as Deutsche Investment Management Americas Inc., was acquired by Deutsche Bank AG, not including certain U.K. Operations (the "Transaction"). In connection with the Trustees' evaluation of the Transaction, Deutsche Bank agreed to indemnify, defend and hold harmless Registrant and the trustees who were not "interested persons" of Scudder, Deutsche Bank or Registrant (the "Independent Trustees") for and against any liability and claims and expenses based upon or arising from, whether in whole or in part, or directly or indirectly, any untrue statement or alleged untrue statement of a material fact made to the Independent Trustees by Deutsche Bank in connection with the Independent Trustees' consideration of the Transaction, or any omission or alleged omission of a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading.

                  Deutsche  Investment   Management  Americas  Inc.  (hereafter,
                  "DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DIMA will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DIMA and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

                  DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DIMA.


Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Investments Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Investments Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------
         Philipp Hensler                Director, Chairman of the Board and CEO   None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                  Director and Chief Operating Officer      None
         345 Park Avenue
         New York, NY 10154

         Thomas Winnick                 Director and President                    None
         345 Park Avenue
         New York, NY 10154

         Cliff Goldstein                Chief Financial Officer and Treasurer     None
         100 Plaza One
         Jersey City, NJ 07311

         Robert Froehlich               Vice President                            None
         222 South Riverside Plaza
         Chicago, IL 60606

         Paul Schubert                  Vice President                            Chief Financial Officer
         345 Park Avenue                                                          and Treasurer
         New York, NY 10154

         Mark Perrelli                  Vice President                            None
         345 Park Avenue
         New York, NY 10154

         Donna White                    Chief Compliance Officer                  None
         280 Park Avenue
         New York, NY 10017

         Jason Vazquez                  Vice President and AML Compliance         Anti-Money Laundering
         280 Park Avenue                Officer                                   Compliance Officer
         New York, NY 10017


                                       7

                      (1)                             (2)                                  (3)
          DWS Investments
          Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Investments Distributors, Inc.       Offices with Registrant
          ----------------               ----------------------------------       -----------------------

         Caroline Pearson               Secretary                                 Assistant Secretary
         One Beacon Street
         Boston, MA 02108

         Philip J. Collora              Assistant Secretary                       None
         222 South Riverside Plaza
         Chicago, IL 60606

         Patricia DeFilippis            Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017

         Anjie LaRocca                  Assistant Secretary                       None
         280 Park Avenue
         New York, NY 10017

         (c)      Not applicable



Item 28           Location of Accounts and Records:
-------           ---------------------------------

DWS Institutional Funds:
(Registrant)                                        345 Park  Avenue New
                                                    York, NY 10154

Deutsche Investment Management Americas Inc.:       345 Park Avenue
(Investment Advisor)                                New York, NY 10154

Deutsche Investment Management Americas Inc.:       345 Park Avenue
(Administrator)                                     New York, NY 10154

DWS Investments Service Company:                    222 South Riverside Plaza
(Transfer Agent)                                    Chicago, IL 60606

DWS Investments Distributors, Inc.:                 222 South Riverside Plaza
(Distributor)                                       Chicago, IL 60606

State Street Bank and Trust Company:                225 Franklin Street
(Custodian)                                         Boston, MA 02110

DST Systems, Inc.:                                  333 West 11th Street
(Sub-Transfer Agent and                             Kansas City, MO 64105
Sub-Dividend Distribution Agent)

Item 29           Management Services:
-------           --------------------

                  Not applicable

Item 30           Undertakings:
-------           -------------

                  Not applicable

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York, on the 14th day of October 2008.

                                              DWS INSTITUTIONAL FUNDS

                                              By:  /s/Michael G. Clark
                                                   _____________________
                                                   Michael G. Clark
                                                   President

                                                     1940 Act File No. 811-06071




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM N-1A

                                AMENDMENT NO. 86
                            TO REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940



                             DWS INSTITUTIONAL FUNDS

                             DWS INSTITUTIONAL FUNDS

                                  EXHIBIT INDEX

                                    (h)(iii)
                                     (h)(iv)
                                       (j)

                    PROPOSED RESOLUTIONS RELATING TO APPROVAL
                          OF POST-EFFECTIVE AMENDMENTS

            (To be voted on by the Boards of each Investment Company
                         with June 30 fiscal year end)


RESOLVED,   that the officers of the Investment Companies and Funds be, and they hereby are, authorized and directed to (A)(i) cause to be registered with the Securities and Exchange Commission (the "SEC") and qualified with such state securities commissions as the officers shall deem appropriate, such number, or an indefinite number, of shares of beneficial interest of all Series of the Funds and all classes thereof as they in their sole discretion shall determine;
            and (ii) cause such shares of all Series of the Funds and all classes thereof to be offered and sold to the public from time to time at a per share consideration equal to each such Series' or class' reported net asset value per share, determined in accordance with the Declaration of Trust, By-Laws and policies of the Board of Trustees/Directors of the Investment Companies, with such rights and preferences as shall be fixed and determined from time to time by the Trustees in accordance with the Declaration of Trust of the Trust and that shares so sold shall be fully paid and nonassessable;
            and (B)(i) prepare and file a registration statement or post-effective amendment to the registration statement of the Funds on Form N-1A; (ii) execute and file such registration statement or post-effective amendment with the SEC and applicable state securities commissions; and (iii), with the assistance of counsel, prepare and file (a) any amendments that may be necessary or desirable to provide full disclosure of all materials facts, to assure compliance with all applicable laws, rules and regulations, and to obtain effectiveness of such registration statement or post-effective amendment, and (b) any other documents as they in their sole discretion shall deem necessary or desirable in connection with the continuous offering of all Series of the Funds and all classes thereof of the shares of beneficial interest to the public.